                                                                 EXHIBIT 2.4
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                          AGREEMENT AND PLAN OF MERGER


                                      Among


                              UOL Publishing, Inc.

                              HTR Acquisition, Inc.

                                       and

                                    HTR, Inc.



                          Dated as of October 31, 1997




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

                                TABLE OF CONTENTS


                                                                                                               Page

 ARTICLE 1        DEFINITIONS.....................................................................................2

         1.1.     Definitions.....................................................................................2

 ARTICLE 2        BASIC TRANSACTION...............................................................................8

         2.1      The Merger......................................................................................8
         2.2      Effective Time..................................................................................8
         2.3      UOL Common Stock Conversion Notes and Conversion Cash Payments..................................8
         2.4      Conversion and Exchange of Shares...............................................................8
         2.5      Fractional Shares..............................................................................10
         2.6      Articles of Incorporation......................................................................10
         2.7      Bylaws.........................................................................................10
         2.8      Directors......................................................................................10
         2.9      Officers.......................................................................................10
         2.10     Subsequent Actions.............................................................................10

 ARTICLE 3        CLOSING AND TERMINATION........................................................................11

         3.1      Closing........................................................................................11
         3.2      Transactions on the Closing Date...............................................................11
         3.3      Termination....................................................................................11

 ARTICLE 4        REPRESENTATIONS AND WARRANTIES OF EXCHANGING STOCKHOLDERS......................................12

         4.1      Organization of HTR; Authority.................................................................12
         4.2      Ability to Carry Out the Agreement.............................................................13
         4.3      Capitalization of HTR; Ownership; Investment...................................................13
         4.4      Subsidiaries and Affiliates....................................................................14
         4.5      Financial Statements; Liabilities..............................................................14
         4.6      Conduct of Business Since Most Recent Fiscal Year End; Absence of Material
                  Adverse Change.................................................................................15
         4.7      Title to Tangible Personal Properties; Absence of Liens........................................17
         4.8      Litigation.....................................................................................17
         4.9      Compliance with Law............................................................................18
         4.10     Contracts......................................................................................18
         4.11     Brokers and Intermediaries.....................................................................19
         4.12     Tax Matters....................................................................................19
         4.13     Employee Benefits..............................................................................21
         4.14     Articles of Incorporation and Bylaws...........................................................23
         4.15     Insurance......................................................................................23
         4.16     Intellectual Property..........................................................................23
         4.17     Bank Accounts..................................................................................26
         4.18     Directors, Officers and Employees..............................................................26
         4.19     Labor Relations; Employees.....................................................................26
         4.20     Transactions with Related Parties..............................................................26
         4.21     Real Property..................................................................................27

         4.22     Books and Records..............................................................................28
         4.23     Environmental Matters..........................................................................28
         4.24     Guaranties.....................................................................................29
         4.25     Government Consents............................................................................29
         4.26     Manufacturing Rights...........................................................................29

 ARTICLE 5        REPRESENTATIONS AND WARRANTIES OF..............................................................29

         5.1      Organization and Authority of the Acquirors....................................................29
         5.2      Ability to Carry Out the Agreement.............................................................30
         5.3      Brokers and Intermediaries.....................................................................30
         5.4      Securities Law Filings.........................................................................30

 ARTICLE 6        CERTAIN COVENANTS AND AGREEMENTS...............................................................31

         6.1      Full Access....................................................................................31
         6.2      Regulatory Filings; Consents...................................................................31
         6.3      Conduct of Business............................................................................31
         6.4      Confidentiality................................................................................32
         6.5      Books and Records..............................................................................32
         6.6      Announcement...................................................................................32
         6.7      Best Efforts...................................................................................33
         6.8      Discussion With Others.........................................................................33
         6.9      Cooperation in Litigation......................................................................33
         6.10     Stock Transfer Restrictions....................................................................33
         6.11     Certain Private Placement Representations and Warranties.......................................34
         6.12     UOL SEC Documents..............................................................................35
         6.13     Stockholder Action.............................................................................35
         6.14     Power of Attorney..............................................................................35
         6.15     Cooperation in Preparation of Registration Statement...........................................35
         6.16     Board of Directors.............................................................................36

 ARTICLE 7        CONDITIONS PRECEDENT OF TRANSFERORS............................................................36

         7.1      Representations and Warranties.................................................................36
         7.2      Agreements.....................................................................................36
         7.3      Performance Certificates.......................................................................36
         7.4      No Injunction..................................................................................37
         7.5      No Violation...................................................................................37
         7.6      Consents.......................................................................................37
         7.7      Opinion of the Acquirors' Counsel..............................................................37
         7.8      No Proceedings.................................................................................37
         7.9      Tax-Free Reorganization........................................................................37
         7.10     Employment Agreements..........................................................................37
         7.11     Miscellaneous Closing Deliveries...............................................................37

 ARTICLE 8        CONDITIONS PRECEDENT OF THE ACQUIRORS..........................................................38

         8.1      Representations and Warranties.................................................................38
         8.2      Agreements.....................................................................................38
         8.3      Performance Certificates.......................................................................38
         8.4      No Injunction..................................................................................38
         8.5      No Violation...................................................................................39
         8.6      Consents.......................................................................................39
         8.7      Opinion of Transferors' Counsel................................................................39
         8.8      Resignations...................................................................................39

         8.9      No Proceedings.................................................................................39
         8.10     Employment Agreements and Lockup Agreements....................................................39
         8.11     HTR Capital Stock..............................................................................39
         8.12     Options, Rights, Warrants or Convertible Securities............................................40
         8.13     Stockholder Approval...........................................................................40
         8.14     Sirrom Capital Corporation Note and Other Indebtedness.........................................40
         8.15     Investor Rights Agreement......................................................................40
         8.16     Miscellaneous Closing Deliveries...............................................................40

 ARTICLE 9        SURVIVAL OF REPRESENTATIONS,...................................................................41

         9.1      Survival of Representations and Warranties.....................................................41
         9.2      Survival of Covenants and Agreements...........................................................41
         9.3      Underwriter's Benefit..........................................................................41

 ARTICLE 10       INDEMNIFICATION................................................................................41

         10.1     Indemnification of UOL.........................................................................41
         10.2     Indemnification of Exchanging Stockholders.....................................................42
         10.3     Remedies.......................................................................................43
         10.4     Survival.......................................................................................44
         10.5     Set-off........................................................................................44
         10.6     Assertion of Claims............................................................................44
         10.7     Resolution of Conflicts; Arbitration...........................................................44
         10.8     Beneficial Interest............................................................................45
         10.9     Limitation on Liability........................................................................45

 ARTICLE 11       MISCELLANEOUS..................................................................................46

         11.1     Further Assurances.............................................................................46
         11.2     Expenses.......................................................................................46
         11.3     Applicable Law.................................................................................46
         11.4     Notices........................................................................................46
         11.5     Entire Agreement...............................................................................47
         11.6     Amendments.....................................................................................47
         11.7     Headings; References...........................................................................48
         11.8     Counterparts...................................................................................48
         11.9     Parties in Interest; Assignment................................................................48
         11.10    Severability; Enforcement......................................................................48
         11.11    JURISDICTION...................................................................................48
         11.12    Waiver.........................................................................................49
         11.13    Incorporation of Exhibits......................................................................49
         11.14    Construction...................................................................................49

                                    EXHIBITS


EXHIBIT A         Exchanging Stockholders.........................................................................1

EXHIBIT B         Certificate of Merger...........................................................................8

EXHIBIT C         Promissory Note.................................................................................9

EXHIBIT D         Schedule of Exceptions.........................................................................12

EXHIBIT E         Financial Statements:..........................................................................14
                  Annual Audited June 30, 1995
                  Annual Audited June 30, 1996
                  Annual Unaudited: June 20, 1997
                  Monthly Unaudited through September 30, 1997

EXHIBIT F         Selling Stockholders...........................................................................34

EXHIBIT G         Form of Lock-up Agreement......................................................................34

EXHIBIT H         Consent of Stockholders To Action Without .....................................................35
                     Meeting (Approval of the Merger)

EXHIBIT I         Power of Attorney..............................................................................35

EXHIBIT J         Form of Opinion - UOL Counsel..................................................................37

EXHIBIT K         Employees and Form of Employment Agreements....................................................37

EXHIBIT L         Form of Opinion - HTR Counsel..................................................................39

EXHIBIT M         Investor Rights Termination....................................................................40

                          AGREEMENT AND PLAN OF MERGER


         THIS AGREEMENT AND PLAN OF MERGER (the "Agreement") is made and entered into as of October 31, 1997, by and among UOL Publishing, Inc., a Delaware corporation ("UOL"); HTR Acquisition, Inc., a Delaware corporation and a wholly owned subsidiary of UOL ("HTR Acquisition, Inc."); HTR, Inc., a Delaware corporation ("HTR"); and the stockholders of HTR listed on Exhibit A (collectively the "Exchanging Stockholders" and individually an "Exchanging Stockholder"). UOL and HTR Acquisition shall sometimes collectively be referred to as the "Acquirors" and individually as an "Acquiror"; HTR and the Exchanging Stockholders shall sometimes collectively be referred to as the "Transferors" and individually as a "Transferor"; and HTR Acquisition and HTR shall sometimes collectively be referred to as the "Constituent Corporations" and individually as a "Constituent Corporation".


                              W I T N E S S E T H:

         WHEREAS, HTR is a Delaware corporation with authorized capital stock of 20,000,000 shares of Common Stock, of which 11,763,301 shares are issued and outstanding (the "HTR Shares") and 1,900,000 Shares of Series A Preferred Stock of which 1,724,953 shares are issued and outstanding (the "HTR Preferred Stock"); and

         WHEREAS, HTR Acquisition is a Delaware corporation with authorized capital stock of 1,000 shares of Common Stock, $0.01 par value per share, all of which immediately prior to the Effective Time (as defined below) will be issued and outstanding and held by UOL; and

         WHEREAS, UOL is a Delaware corporation with authorized capital stock of 36,000,000 shares of Common Stock, $.01 par value, and 10,000,000 shares of Preferred Stock $.01 par value.

         WHEREAS, the parties intend that the transactions contemplated hereby will qualify as a tax-free reverse triangular merger of HTR Acquisition with and into HTR in a reorganization pursuant to Code Sections 368(a)(1)(A) and 368(a)(2)(E); and

         WHEREAS, pursuant to the Merger (as defined below), the Exchanging Stockholders shall receive the consideration set forth below; and

         WHEREAS, the parties expect that the Merger shall further certain of their business objectives, including, without limitation, the expansion of the combined companies' businesses and the utilization of the technologies of both of UOL and HTR.

         NOW, THEREFORE, in reliance upon the premises, representations, warranties and covenants made herein and in consideration of the mutual agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                   ARTICLE 1

                                  DEFINITIONS

         1.1. Definitions. For purposes of this Agreement, the following terms shall have the meaning set forth below:

         "Acquiror" and "Acquirors" shall have the respective meanings set forth in the first paragraph of this Agreement.

         "Acquiror Indemnitee" and "Acquiror Indemnitees" shall have the respective meanings set forth in Section 10.1.

         "Affiliate" means, with respect to any Person, any other Person directly or indirectly Controlling, Controlled by, or under common Control with such other Person.

         "Affiliated Group" means any affiliated group within the meaning of Code Section 1504.

         "Agreement" shall have the meaning set forth in the first paragraph of this Agreement.

         "Ancillary Agreements" shall have the meaning set forth in Section
4.1.

         "Basis" means any known (without investigation) past or present fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act or transaction that forms or could reasonably be expected to form the basis for any specified consequence.

         "Basket Deductible" shall have the meaning set forth in Section 10.10.

         "CERCLA" shall have the meaning set forth in subsection 4.24(a).

         "Certificate of Merger" shall have the meaning set forth in Section
2.2.

         "Claim Notice" shall have the meaning set forth in Section 10.7.

         "Closing" shall have the meaning set forth in Section 3.1.

         "Closing Date" shall have the meaning set forth in Section 3.1.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Confidential Information" shall have the meaning set forth in Section 6.4.

         "Constituent Corporation" and "Constituent Corporations" shall have the respective meanings set forth in the first paragraph of this Agreement.

         "Contracts" shall have the meaning set forth in subsection 4.10(a).

         "Control" (including, with correlative meanings, the terms "Controlled by", "Controlling" and "under common Control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by contract or otherwise.

         "Controlled Group of Corporations" has the meaning set forth in Code
Section 1563.

         "Conversion Cash" means the aggregate Conversion Cash Amount payable under Section 2.4(b).

         "Conversion Cash Amount: means the quotient of (i) $600,000 divided by
(ii) the total number of HTR Shares outstanding plus HTR shares issuable upon exercise of any option, warrant, or right or conversion of any convertible security all on a fully diluted basis but excluding options granted under the HTR, Inc. 1994 Stock Option Plan.

         "Conversion Note Amount" means the quotient of (i) $600,000 divided by
(ii) the total number of HTR Shares outstanding plus HTR shares issuable upon exercise of any option, warrant, or right or conversion of any convertible security all on a fully diluted basis but excluding options granted under the HTR, Inc. 1994 Stock Option Plan..

         "Conversion Notes" means an aggregate of Six Hundred Thousand ($600,000) Dollars in principal of two year six (6%) percent promissory notes issued by UOL in connection with the Merger, less an amount equal to the aggregate Conversion Cash Amount payable to certain Exchanging Stockholders under the provisions of Section 2.4(b) and the amounts reserved for payment in connection with the issuance of certain warrants described on Section 2.4(b) of the Schedule of Exceptions.

         "Conversion Number" means the quotient of (i) the Merger Share Number divided by (ii) the total number of the HTR Shares outstanding plus HTR shares issuable upon exercise of any option, warrant or right or upon conversion of any convertible security, all on a fully diluted basis immediately prior to the Effective Time.

  "Converted HTR Stock" shall have the meaning set forth in subsection 2.4(b).

         "Dissenting Share" means any share of HTR capital stock with respect to which any HTR stockholder has validly exercised his dissenters' rights under the Delaware General Corporation Law (or any equivalent thereof which would, subsequent to the Closing, permit any HTR stockholder to tender his shares of HTR capital stock to UOL or HTR Acquisition in exchange for cash).

         "Effective Time" shall have the meaning set forth in Section 2.2.

         "Employee Benefit Plan" means any: (i) nonqualified deferred compensation or retirement plan or arrangement which is an Employee Pension Benefit Plan; (ii) qualified defined contribution retirement plan or arrangement which is an Employee Pension Benefit Plan; (iii) qualified defined benefit retirement plan or arrangement which is an Employee Pension Benefit Plan (including any Multiemployer Plan); and (iv) Employee Welfare Benefit Plan or fringe benefit plan or program.

         "Employee Pension Benefit Plan" has the meaning set forth in ERISA
Section 3(2).

         "Employee Welfare Benefit Plan" has the meaning set forth in ERISA
Section 3(1).

         "Encumbrances" means any and all restrictions on transfer, liens, encumbrances, charges, pledges, security interests, taxes, claims, options, warrants, purchase rights, contracts, commitments, equities, claims and demands.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "Exchanging Stockholder" and "Exchanging Stockholders" shall have the respective meanings set forth in the first paragraph of this Agreement.

         "Exhibit" means any of the Exhibits to this Agreement, each of which is incorporated by reference into this Agreement.

         "Fiduciary" has the meaning set forth in ERISA Section 3(21).

 "Financial Statements" shall have the meaning set forth in subsection 4.5(a).

         "GAAP" shall have the meaning set forth in subsection 4.5(a).

         "Holdback Shares" shall have the meaning set forth in Section 10.5.

         "HTR" shall have the meaning set forth in the first paragraph of this Agreement.

         "HTR Acquisition" shall have the meaning set forth in the first paragraph of this Agreement.

         "HTR Common Stock" means the Common Stock, $.001 par value per share, of HTR.

         "HTR Preferred Stock" means the Series A Preferred Stock $.001 par value per share of HTR.

         "HTR Shares" shall have the meaning set forth in the first paragraph of the recitals.

         "Intellectual Property" means: (i) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications and patent disclosures, together with all reissuances, divisions, continuations, renewals, continuations-in-part, revisions, extensions and reexaminations thereof; (ii) all trademarks, service marks, certification marks, collective marks, trade dress, trade styles, logos, trade names, company names and corporate names, together with all translations, adaptations, derivations and combinations thereof and including all goodwill associated therewith, and all applications, registrations, recordings and renewals in connection therewith; (iii) all copyrightable works, all copyrights, rights and interests in copyrights and all applications, registrations, recordings and renewals in connection therewith;
(iv) all mask works and all applications, registrations, recordings and renewals in connection therewith; (v) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals);
(vi) all computer software (including data and related documentation); (vii) all other proprietary rights; (viii) all copies and tangible embodiments thereof (in whatever form or medium); (ix) all income, royalties, damages or payments now and hereafter due and/or payable under any of the foregoing with respect to any of the foregoing and the right to sue for past, present or future infringements of any of the foregoing; (x) all licenses with respect to any of the foregoing; and (xi) all rights corresponding to any of the foregoing throughout the world.

         "Knowledge" means actual knowledge after reasonable investigation. If such term is not capitalized, it means actual knowledge without investigation.

         "Liability" means any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including liability for Taxes.

         "Litigation" shall have the meaning set forth in subsection 4.8(a).

         "Majority Exchanging Stockholders" means Kamyar Kaviani, Farzin Arsanjani and Daniel Callahan.

         "Material Adverse Effect" means a material adverse effect on the business financial condition, results of operations, assets or properties, of a party hereto.

         "Merger" shall have the meaning set forth in Section 2.1.

         "Merger Consideration" means the Merger Shares and either (i) the Conversion Notes or the Conversion Cash.

         "Merger Shares" means collectively the shares of UOL Common Stock issued or issuable to Exchanging Stockholders in connection with the Merger in exchange for the HTR Shares.

         "Merger Share Number" means Six Hundred Twenty Thousand (620,000) Shares of UOL Common Stock, reduced by (i) the number of shares of UOL Common Stock subject to options which are granted in connection with the assumption by UOL of the HTR, Inc. 1994 Stock Plan and the number of shares of UOL Common Stock subject to issuance under options, rights, warrants or any other security convertible into HTR Shares which are outstanding as of the Effective Date other than the Series A Preferred Stock.

         "Most Recent Balance Sheet" shall have the meaning set forth in subsection 4.7(a).

         "Most Recent Financial Statements" shall have the meaning set forth in subsection 4.5(a).

         "Most Recent Fiscal Month End" shall have the meaning set forth in subsection 4.5(a).

         "Most Recent Fiscal Year End" shall have the meaning set forth in subsection 4.5(a).

         "Multiemployer Plan" has the meaning set forth in ERISA Section 3(37).

         "1933 Act" means the Securities Act of 1933, as amended.

         "1934 Act" means the Securities Exchange Act of 1934, as amended.

         "PBGC" means the Pension Benefit Guaranty Corporation.

         "Person" means any individual, corporation, partnership, limited partnership, trust, entity or unincorporated organization, or a government or any agency or political subdivision thereof.

         "Prohibited Transaction" has the meaning set forth in ERISA Section 406 and Code Section 4975.

         "Proprietary Information" shall have the meaning set forth in subsection 4.16(e).

         "RCARA" has the meaning set forth in subsection 4.23(a).

         "Reportable Event" has the meaning set forth in ERISA Section 4043.

         "Schedule" means any of the schedules to this Agreement, each of which is incorporated by reference into this Agreement.

         "SEC" means the United States Securities and Exchange Commission.

         "Securities" means the portion of the Merger Consideration paid to any Exchanging Stockholder other than in cash.

         "Subsidiary" means any corporation with respect to which a specified Person (or Subsidiary thereof) owns a majority of the capital stock or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors.

         "Surviving Corporation" shall have the meaning set forth in Section
2.1.

         "Tax" or "Taxes" means any federal, state, local, foreign or other income, gross receipts, profits, franchise, license, transfer, sales, use, payroll, withholding, occupation, property (real or personal), excise or similar taxes, fees, duties, assessments, withholdings or governmental charges of any nature (including interest, penalties or additions to such Taxes).

         "Tax Returns" means all returns, reports, estimates, information returns and statements of any nature with respect to Taxes.

         "Termination Date" shall have the meaning set forth in subsection
3.3(b).

         "Transferor" and "Transferors" shall have the respective meanings set forth in the first paragraph of this Agreement.

         "UOL" shall have the meaning set forth in the first paragraph of this Agreement.

         "UOL Common Stock" means the Common Stock, $.01 par value per share, of UOL.

                                   ARTICLE 2

                               BASIC TRANSACTION

         2.1 The Merger. Subject to the terms and conditions of this Agreement, at the Effective Time HTR Acquisition shall be merged with and into HTR (the "Merger"), the separate corporate existence of HTR Acquisition shall thereupon cease, and HTR shall be the surviving corporation in the Merger (the "Surviving Corporation"). The Surviving Corporation shall, from and after the Effective Time, possess all the rights, privileges, powers and franchises of whatsoever nature and description, as well as a public or private nature, and be subject to all the restrictions, disabilities and duties of each of the Constituent Corporations; and all rights, privileges, powers and franchises of each of the Constituent Corporations, and all property, tangible and intangible, real, personal and mixed, and debts due to either of the Constituent Corporations on whatever account as well for stock subscriptions as all other things in action or belonging to each of the Constituent Corporations shall be vested in the Surviving Corporation; and all property, rights, privileges, powers and franchises, and all and every other interest shall be thereafter as effectually the property of the Surviving Corporation as they were of the several and respective Constituent Corporations, and the title to any real estate vested by deed or otherwise in any of the Constituent Corporations shall not revert or be in any way impaired by reason of the Merger. All rights of creditors and all liens upon the property of the Constituent Corporations shall be preserved unimpaired, and all debts, liabilities and duties of the Constituent Corporations shall thenceforth attach to the Surviving Corporation, and may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by it. Any claim existing or action or proceeding, whether civil, criminal or administrative, pending by or against either Constituent Corporation may be prosecuted to judgment or decree as if the Merger had not taken place, or the Surviving Corporation may be substituted in such action or proceeding.

         2.2 Effective Time. At the time of the Closing, the Constituent Corporations shall cause a Certificate of Merger substantially in the form of Exhibit B attached hereto (the "Certificate of Merger") to be duly executed and filed with the Department of the Secretary of State of the State of Delaware as provided under the Delaware General Corporation Law. The Merger shall become effective on the time and date specified in the Certificate of Merger, and such time is hereinafter referred to as the "Effective Time".

         2.3 UOL Common Stock Conversion Notes and Conversion Cash Payments. UOL shall make available to HTR Acquisition a sufficient number of shares of UOL Common Stock, Conversion Notes and Conversion Cash to effect the Merger.

         2.4 Conversion and Exchange of Shares. The manner of converting and exchanging shares of the corporations participating in the Merger shall be as follows:

         (a) Stock of HTR Acquisition. Each share of capital stock of HTR Acquisition issued and outstanding immediately prior to the Effective Time shall thereupon be converted into and become one (1) share of Common Stock of the Surviving Corporation. Each share of such Common Stock issued pursuant to this subsection shall be validly used, fully paid and nonassessable.

         (b) Stock of HTR. At and as of the Effective Time each HTR Share issued and outstanding immediately prior to the Effective Time (excluding shares held by HTR as treasury stock, if any, which shares shall be cancelled and extinguished at the Effective Time) shall by virtue of the Merger and without any action on the part of the holder thereof, cease to be outstanding, and shall be automatically cancelled and retired and shall cease to exist, and shall be exchanged for and converted into the right to receive (as set forth on Section 2.4(b) of the Schedule of Exceptions) upon surrender of a certificate or certificates representing such shares, from UOL (i) the number of shares of UOL Common Stock as is equal to the Conversion Number; (ii) either (A) a Non-negotiable Promissory Note in the form of Exhibit C in an amount equal to the Conversion Note Amount or (B) a Conversion Cash payment in an amount equal to the Conversion Cash Amount for each Exchanging Stockholder whose aggregate Conversion Note Amount is less than $10,000; or (iii) with respect to any Dissenting Shares, payment of the appraised value of such Dissenting Shares. The Promissory Note shall be payable in arrears in two annual equal installments of principal plus interest accrued through the date of payment at six (6%) percent per annum. HTR Shares exchanged and converted as provided in this subsection 2.4(b) are herein sometimes referred to as "Converted HTR Stock".

         (c) Exchange of Stock Certificates. Immediately after the Effective Time, each holder of an outstanding certificate or certificates theretofore representing shares of Converted HTR Stock shall surrender the same to an agent or agents designated by the Surviving Corporation, and shall thereupon be entitled to receive in exchange therefor a certificate representing the number of shares of UOL Common Stock and a Conversion Note into which the shares of Converted HTR Stock represented by the certificate or certificates so surrendered shall have been exchanged and converted pursuant to subsection 2.4(b) above. Dividends payable after the Effective Time to holders of record in respect of shares of UOL Common Stock into which certificates for shares of Converted HTR Stock shall be exchangeable, shall not be paid to holders of such certificates until their certificates are surrendered for exchange as aforesaid.

         (d) Options. Each option to purchase HTR Shares granted pursuant to the HTR, Inc. 1994 Stock Plan shall be assumed by UOL and adjusted to reflect the terms and conditions of this Agreement including but not limited to the Conversion Number. The underlying option grant shall reflect vesting and exercise prices and terms (including continuing as qualified options under the Code) substantially similar to those of the HTR, Inc. 1994 Stock Plan as adjusted by the Board of Directors of UOL to reflect the terms and conditions of this Agreement. The HTR, Inc. 1994 Stock Plan shall be cancelled as of the Effective Time.

         (e) No Rights. At the Effective Time, the holders of HTR capital stock immediately prior to the Effective Time shall cease to have any rights as stockholders of HTR, except such rights as may be available pursuant to this Agreement.

         (f) No Further Transfers. At and after the Effective Time, no transfer of the HTR Shares outstanding prior to the Effective Time shall be made on the stock transfer books of the Surviving Corporation or otherwise. If, after the Effective Time, certificates for HTR Shares are presented to the Surviving Corporation, they shall be cancelled and exchanged for the Merger Consideration as provided above.

         2.5 Fractional Shares. No fractional shares of UOL Common Stock shall be issued to the Exchanging Stockholders in connection with the Merger. Any Exchanging Stockholder who would otherwise be entitled to receive a fractional share pursuant to the Merger shall receive cash for such fractional share at a per share rate equal to the average closing bid price of UOL Common Stock on the NASDAQ National Market System for the ten days ending two days preceding the Closing Date.

         2.6 Certificate of Incorporation. The Certificate of Incorporation of HTR Acquisition, as amended by the Certificate of Merger, in effect immediately prior to the Effective Time shall be and remain the Certificate of Incorporation of the Surviving Corporation, until duly amended in accordance with the terms thereof and applicable state corporation law.

         2.7 Bylaws. The Bylaws of HTR Acquisition in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation, until duly amended in accordance with the terms thereof and applicable state corporation law.

         2.8 Directors. The directors of HTR Acquisition shall become the directors of the Surviving Corporation at and as of the Effective Time until their successors shall have been duly elected or appointed and qualified in accordance with the Surviving Corporation's Articles of Incorporation and Bylaws. The Directors of HTR shall cease to be directors of any Constituent Corporation immediately prior to the Effective Time.

         2.9 Officers. The officers of HTR Acquisition shall become the officers of the Surviving Corporation at and as of the Effective Time (retaining their respective positions and terms of office) until their successors have been duly elected or appointed and qualified in accordance with the Surviving Corporation's Bylaws. The officers of HTR shall cease to be officers of any Constituent Corporation immediately prior to the Effective Time.

         2.10 Subsequent Actions. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things may be necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of either of the Constituent Corporations acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger or otherwise to carry out this Agreement, the officers and directors of the Surviving Corporation or UOL shall be authorized to execute and deliver, in the name and on behalf of each of the Constituent Corporations or otherwise, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of each of the Constituent

Corporations or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out this Agreement.

                                   ARTICLE 3

                            CLOSING AND TERMINATION

         3.1 Closing. Subject to the terms and conditions of this Agreement, the closing of the transactions provided for herein (the "Closing") shall take place at 10:00 a.m. (local time) on the date hereof (the "Closing Date") at the offices of UOL, 8251 Greensboro Drive, Suite 500, McLean, Virginia 22102, unless another date or place is agreed to in writing by the parties hereto.

         3.2 Transactions on the Closing Date. (a) At the Closing the Exchanging Stockholders and HTR, as the case may be, shall deliver to the Acquirors the following:

                  (i)      the Certificate of Merger executed by HTR;

                  (ii) stock certificates, evidencing all of the HTR Shares, in each case endorsed in blank or with an executed blank stock power attached, and with all necessary stock transfer tax stamps attached thereto; and

                  (iii) each of the certificates, instruments and other documents and agreements contemplated by Article 8 hereof.

         (b) At the Closing the Acquirors shall deliver to the Exchanging Stockholders and HTR, as the case may be, the following:

                  (i)      the Certificate of Merger executed by HTR
Acquisition;

                  (ii) (A) an irrevocable instruction letter to UOL's transfer agent, instructing it promptly to issue stock certificates and (B) either (1) promissory notes or (2) cash payments evidencing the Merger Consideration set forth in Section 2.4(b); and

                  (iii) each of the certificates, instruments and other documents and agreements contemplated by Article 7 hereof.

         3.3 Termination. Notwithstanding any other provision to the contrary herein, this Agreement may be terminated at any time prior to the Effective Time:

         (a) without liability on the part of any party hereto, by mutual consent of all parties to this Agreement;

         (b) without liability on the part of any party hereto (unless occasioned by reason of failure of one of the parties hereto to perform its obligations hereunder), by either UOL or HTR, if the transactions contemplated hereby are not consummated on or before October 31, 1997, or such later date as may be agreed upon in writing by the parties hereto (the "Termination Date");

         (c) by UOL, if (i) HTR or the Exchanging Stockholders shall breach in any material respect any of their respective representations, warranties or obligations hereunder, (ii) UOL shall have notified HTR and the Exchanging Stockholders in writing of such breach, (iii) such breach shall not have been cured in all material respects or waived, and (iv) HTR or the Exchanging Stockholders, as the case may be, shall not have provided reasonable assurance that such breach shall be cured in all material respects on or before the Closing Date, but only if such breach, singly or together with all other such breaches, constitutes a failure of the conditions contained in Sections
8.1 or 8.2 hereof as of the date of such termination;

         (d) by HTR, if (i) the Acquirors shall breach in any material respect any of their respective representations, warranties or obligations hereunder, (ii) HTR shall have notified the Acquirors in writing of such breach, (iii) such breach shall not have been cured in all material respects or waived, and (iv) the Acquirors shall not have provided reasonable assurance that such breach shall be cured in all material respects on or before the Closing Date, but only if such breach, singly or together with all other such breaches, constitutes a failure of the conditions contained in Sections 7.1 or
7.2 hereof as of the date of such termination.


                                   ARTICLE 4

           REPRESENTATIONS AND WARRANTIES OF EXCHANGING STOCKHOLDERS

         Except as otherwise set forth in the Schedule of Exceptions attached hereto as Exhibit D (the "Schedule of Exceptions"), the Majority Exchanging Stockholders, jointly and severally, represent and warrant to the Acquirors that the representations and warranties contained in this Article 4 are true, correct and complete as of the date of this Agreement and as of the Effective Date.

         4.1 Organization of HTR; Authority. HTR is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with the full power and authority, corporate and otherwise, to enter into this Agreement and the other certificates and instruments required on or prior to the Closing by this Agreement (collectively, the "Ancillary Agreements") and to carry out and perform its obligations under the terms of this Agreement and the Ancillary Agreements. HTR has the full corporate power and authority, corporate and otherwise, to own, operate and lease its assets and properties and to carry on its business as currently conducted and in which it presently proposes to engage. HTR is qualified to do business and in good standing in the states listed in Section 4.1 of the Schedule of Exceptions, which jurisdictions constitute the only jurisdictions in which the nature of HTR's business requires it to be so qualified other than where the failure to be so qualified would not have a Material Adverse Effect. The execution and delivery of this Agreement and the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate or other action on the part of HTR and each of the Exchanging Stockholders. This Agreement has been, and at the Closing the Ancillary Documents will be, duly executed and delivered by HTR and each of the Exchanging Stockholders and constitutes the valid, binding and enforceable obligation of HTR and each of the Exchanging Stockholders, enforceable in accordance with its terms and conditions.

         4.2 Ability to Carry Out the Agreement. Neither HTR nor any of the Exchanging Stockholders is subject to or bound by any provision of:

                  (i) any law, statute, rule, regulation, ordinance or judicial or administrative decision;

                  (ii) any articles or certificate of incorporation or bylaws;

                  (iii) any mortgage, deed of trust, lease, note, stockholders' agreement, bond, indenture, other instrument or agreement, license, permit, trust, custodianship or other restriction of any kind or character whatsoever; or

                  (iv) any judgment, order, writ, injunction or decree of any court, governmental body, administrative agency or arbitrator;

that would prevent or be violated by, or would result in any penalty, forfeiture or contract termination as a result of, or under which there would be a default as a result of, nor is the consent of any Person under any Contract required for, the execution, delivery and performance by HTR and each of the Exchanging Stockholders of this Agreement and the transactions contemplated hereby.

         4.3 Capitalization of HTR; Ownership; Investment. (a) The authorized capital stock of HTR consists of 20,000,000 shares of HTR Common Stock and 1,900,000 shares of HTR Preferred Stock. The shares of capital stock and other securities described in Section 4.3 hereto are the only shares of capital stock and other securities of HTR which are issued and outstanding. Except as set forth in Section 4.3 of the Schedule of Exceptions, immediately prior to the Closing, any such securities and any and all dividends payable in connection therewith (irrespective of whether dividends have accrued) shall, without any liability on the part of HTR, be converted into shares of HTR Common Stock. At the Closing except as set forth in Section 4.3 of the Schedule of Exceptions, the only class, type or kind of capital stock or security of HTR outstanding shall be HTR Common Stock. All shares of HTR Common Stock are duly authorized, validly issued, fully paid and nonassessable, were issued in compliance with all applicable federal and state securities laws, and are held of record by the respective HTR stockholders as set forth in
Section 4.3 of the Schedule of Exceptions hereto.  Except as set forth in
Section 4.3 of the Schedule of Exceptions, there are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, rights of first refusal, preemptive rights or other rights of any kind to acquire, directly or indirectly, any shares of capital stock of HTR or securities convertible into or exchangeable for, or which otherwise confer on the holder thereof any right to acquire, any such shares or securities, nor is HTR committed to issue any such option, warrant, right or security. Prior to the Closing, except as set forth on Section 4.3 of the Schedule of Exceptions all securities of HTR, any and all notes and debts of HTR to any of the Exchanging Stockholders and their Affiliates, any advances made by the Exchanging Stockholders to HTR, any similar or related rights or interests owed to the Exchanging Stockholders, and any and all interest or dividends payable with respect to any of the foregoing shall, without any liability on the part of HTR, be converted into shares of HTR Common Stock. There are no outstanding or authorized stock appreciation, phantom stock, profit participation or other similar rights with respect to HTR. There are no voting trusts, proxies or other agreements, commitments, obligations or understandings with respect to the voting of the capital stock of HTR except as set forth in Section 4.3 of the Schedule of Exceptions.

         (b) Each Exchanging Stockholder has good and valid title to his HTR Shares or other securities related to or convertible into HTR shares set forth opposite his name in Exhibit A hereto, free and clear of any and all Encumbrances, with full right and lawful authority to transfer, assign, deliver, convert and exchange his HTR Shares pursuant to this Agreement. Except as set forth in Section 4.3(b) of the Schedule of Exceptions, none of the Exchanging Stockholders are parties to any option, warrant, purchase right or other contract or commitment that could require any Exchanging Stockholder to sell, transfer, or otherwise dispose of any capital stock of HTR. Section 4.3(b) of the Schedule of Exceptions sets forth a true, correct and complete schedule of the Merger Consideration payable in connection with the Merger.

         4.4 Subsidiaries and Affiliates. HTR has no Subsidiaries and does not control, directly or indirectly, or have any direct or indirect equity participation or any interest in any corporation, partnership, trust, venture, business, enterprise, firm or other business association except as set forth on
Section 4.4 of the Schedule of Exceptions.

         4.5 Financial Statements; Liabilities. Attached hereto as Exhibit E are the following financial statements of HTR (collectively the "Financial Statements"): (i) the audited balance sheets and statements of income changes in shareholders' equity and cash flows as at June 30, 1995,and 1996, and unaudited as at June 30, 1997, (the "Most Recent Fiscal Year End"); and (ii) the unaudited balance sheet and statement of income ("Most Recent Financial Statements") as of and for the month ended September 30, 1997 ("Most Recent Fiscal Month End"). The Financial Statements (including the notes thereto) have been prepared in accordance with United States generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods covered thereby, are true, correct and complete, fairly present the financial position of HTR as of the dates thereof and the results of operations of HTR for the periods covered thereby, and are consistent with the books and records of HTR (which books and records are correct and complete in all material respects), except that the Financial Statements for the Most Recent Fiscal Month End are subject to normal year end audit adjustments which adjustments are not material individually or in the aggregate.

         (b) There are no Liabilities of HTR (and there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claims or demand against HTR giving rise to any Liability), except for those: (i) disclosed in the Schedule of Exceptions; (ii) accrued or reflected on the face of the Most Recent Financial Statements; or (iii) arising after the Most Recent Fiscal Month End in the ordinary course of business and not material, singly or in the aggregate, to HTR (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort infringement violation of law nor which would be prohibited by this Agreement) .

         4.6 Conduct of Business Since Most Recent Fiscal Year End; Absence of Material Adverse Change. Except as disclosed in Section 4.6 of the Schedule of Exceptions, since the Most Recent Fiscal Year End, there has been no material adverse change in the business, operations, results of operations, assets, properties, financial condition or prospects of HTR. Except as disclosed in Section 4.6 of the Schedule of Exceptions, since such date, except as contemplated in this Agreement: (i) HTR has conducted its business in the manner theretofore conducted and only in the ordinary course consistent with past practices; and (ii) without limiting the generality of the foregoing, HTR has not:

         (a) incurred any material loss of, or material injury to, the assets or properties of HTR as the result of any fire, explosion, flood, windstorm, earthquake, labor trouble, riot, accident, act of God, public enemy or armed forces, or other casualty (whether or not covered by insurance payable to HTR);

         (b) issued, sold or otherwise disposed of, or committed to issue, sell or otherwise dispose of (other than as contemplated in this Agreement), any capital stock, bonds or other securities of any kind or nature, or granted any options, warrants or other rights to purchase or obtain (including upon conversion, exchange, or exercise) any of its capital stock;

         (c) incurred, or become subject to, any obligation or Liability in excess of $25,000, either individually or in the aggregate, except (i) Liabilities incurred in the ordinary course of business consistent with past practices and (ii) obligations under the Contracts;

         (d) discharged or satisfied any material Encumbrance or paid any material obligation or material Liability other than (i) Liabilities reflected in the Most Recent Fiscal Year End balance sheet and (ii) Liabilities paid or incurred since the Most Recent Fiscal Year End in the ordinary course of business consistent with past practices;

         (e) for any reason, declared or made payment of, or set aside for payment, any dividends or distributions of any assets of any kind whatsoever in respect of any shares of the capital stock of HTR (whether in cash or in kind), or purchased, redeemed or otherwise acquired any of its capital stock, any securities convertible into capital stock, or any other securities;

         (f) mortgaged, pledged or subjected to any Encumbrance or obligations any of its material assets or properties;

         (g) sold, exchanged, transferred or otherwise disposed of any of its assets or properties, tangible and intangible, or cancelled any debts or claims, except in each case in (i) the ordinary course of business consistent with past practices or (ii) immaterial amounts;

         (h) revalued any of its assets or properties or written off as uncollectible any notes or accounts receivable, except write-downs and write-offs in (i) the ordinary course of business consistent with past practices or (ii) immaterial amounts;

         (i) except in the ordinary course of business consistent with past practices entered into any employment agreement or collective bargaining agreement, written or oral; modified the terms of any such existing agreement or contract; increased the rate of compensation payable, or to become payable, by it to any of its officers, directors, employees, consultants, agents or independent contractors; adopted, amended, modified, terminated or made any contributions to, or any commitments for any contributions to, any bonus, profit sharing, incentive, severance, pension or other employee benefit plan, payment or arrangement made to, for or with any of the foregoing; or made any other change in employment terms for any of its officers, directors, employees, consultants, agents or independent contractors;

         (j) made or permitted any amendment or termination of any material contract, agreement, lease or license to which it is a party or which it owns otherwise than in the ordinary course of business consistent with past practice;

         (k) through negotiation or otherwise made any commitment or incurred any Liability to any labor organization;

         (l) paid any severance or termination pay to any officer or employee in excess of two weeks' salary;

         (m) made any change in any method of accounting or accounting practice;

         (n) made any charitable contributions or pledges outside of the ordinary course of business consistent with past practices;

         (o) waived or released any rights of material value other than in the ordinary course of business consistent with past practices except where such wavier or release would not have a Material Adverse Effect;

         (p) effected any material reduction or increase of advertising, administrative, or research and development expenses of HTR other than in the ordinary course of business consistent with past practices;

         (q) made or committed to make capital expenditures (or series of related capital expenditures) either in excess of $25,000 in the aggregate or outside of the ordinary course of business consistent with past practices;

         (r) made any investment in (capital or otherwise), any loan to, or any acquisition of securities or assets of, any other Person;

         (s) made or authorized any change in the charter or bylaws of HTR;

         (t) issued any note, bond, or other debt security, increased bank debt, or created, incurred, assumed, or guaranteed any indebtedness for borrowed money or capital lease obligations together with Liabilities involving more than $50,000 in the aggregate;

         (u) made any loan to, or entered into any other transaction with, any of its directors, officers or employees outside of the ordinary course of business consistent with past practices; or

         (v) agreed or committed, whether in writing or not, to do any of the foregoing.

         4.7 Title to Tangible Personal Properties; Absence of Liens. (a) HTR has good, valid and marketable title to, or valid and subsisting leasehold interests in, all buildings, machinery, equipment and other tangible personal properties and assets used in the business of HTR, located on its premises, or shown on the balance sheet of the Most Recent Financial Statements (the "Most Recent Balance Sheet") or acquired after the date thereof, free and clear of any and all Encumbrances, except for (i) Encumbrances reflected in the Most Recent Balance Sheet or (ii) Encumbrances that do not impair the use of the assets by HTR in its business as presently conducted.

         (b) The assets and properties owned or leased by HTR constitute all of the assets and properties necessary to conduct the business of HTR in the manner in which it has previously been conducted. All such personal property is free from material defects, has been maintained in accordance with normal industry practice, is in good operating condition and repair, ordinary wear and tear excepted, and is suitable for the purposes for which it presently is used and proposed to be used.

         4.8 Litigation. (a) There is no charge, complaint, action, suit, arbitration, proceeding, hearing or investigation (collectively, "Litigation") pending or, to the Knowledge of HTR, threatened against HTR at law or in equity in, before or by any court or arbitrator or governmental agency or authority. None of the Majority Exchanging Stockholders and the directors and officers of HTR has any Basis to believe that any Litigation may be brought or threatened against HTR. Except as set forth in Section 4.8(a) of the Schedule of Exceptions, HTR is not subject to any outstanding injunction, judgment, order, decree, ruling or charge.

         (b) Except as set forth in Section 4.8(b) of the Schedule of Exceptions, HTR has not breached, and is not in default of, any of its legal obligations with respect to any of its licensors, licensees, collaborative and other partners, joint venturers, brokers, distributors, business consultants, franchisees, franchisors, representatives or other independent contractors.

         4.9 Compliance with Law. Each of the Exchanging Stockholders and HTR and its predecessors and Affiliates have as they relate to HTR, complied in all material respects with all applicable statutes, laws, ordinances, regulations, rules, orders, determinations, writs, injunctions, awards, judgments and decrees of every kind whatsoever of any and all governmental authorities applicable to HTR (including all agencies thereof) or to the assets, properties and business of HTR, and no suit, action, proceeding, hearing, investigation, charge, complaint, claim, demand or notice is filed, commenced or threatened against HTR alleging any failure to so comply. All governmental approvals, permits and licenses required by HTR in connection with the conduct of its business have been obtained, are in full force and effect, and are being complied with in all material respects, except where the failure to obtain, maintain or comply with any such approvals, permits or licenses would not have a Material Adverse Effect. To the knowledge of the Majority Exchanging Stockholders, neither HTR nor any of its employees, agents, distributors or representatives have paid or received any bribe or other unlawful payment of money or other thing of more than nominal value, granted or accepted any extraordinary discount, or furnished or been given any other unlawful or unusual inducement to or from any Person in connection with or in furtherance of the business of HTR, and such business is not in any manner dependent upon the making or receipt of such payment, discounts or other inducements.

         4.10 Contracts. (a) Section 4.10(a) of the Schedule of Exceptions sets forth a list of all material written and oral contracts or agreements existing as of the date hereof to which HTR is a party (collectively the "Contracts" or individually a "Contract"):

                  (i) which involves the lease of personal property from or to third parties providing for lease payments in excess of $25,000 per annum;

                  (ii) under which it has created, incurred, assumed or guaranteed (or may create, incur, assume or guarantee) indebtedness for borrowed money (including capitalized lease obligations) involving more than $25,000;

                  (iii) which is in the nature of an employment, consulting or severance agreement or collective bargaining agreement (x) involving the annual payment of more than $5,000 or (y) not entered into in the ordinary course of business;

                  (iv) which is with any of the Exchanging Stockholders or their Affiliates;

                  (v) which concerns confidentiality, nondisclosure or noncompetition;

                  (vi) which is a profit sharing, stock option, stock appreciation, deferred compensation, severance or other plan or arrangement for the benefit of its current or former directors, officers and employees;

                  (vii) which by its terms is not terminable without liability and involves the annual payment or receipt of $5,000 or more;

                  (viii) which the consequences of a default or termination of such Contract could have a Material Adverse Effect;

                  (ix) which is in the nature of a partnership, joint venture strategic alliance, preferred vendor, collaborative arrangement or relationship or distribution agreement;

                  (x) which involves the purchase or sale of raw materials, commodities, supplies, products or other personal property, or for the furnishing or receipt of services, the performance of which shall extend over a period of more than one (1) year, result in financial loss to HTR, or involves consideration in excess of $5,000; or

                  (xi) which is outside of the ordinary course of business or contains any provision requiring HTR to indemnify any other party thereto.

         (b) HTR has made available to UOL a correct and complete copy of each written Contract and a written summary setting forth the terms and conditions of each oral Contract except for oral Contracts relating to obligations of $5,000 or less annually or employment contracts entered into the ordinary course of business. All of the Contracts are legal, valid, binding and enforceable in accordance with their respective terms against HTR and any other parties thereto, and will be in full force and effect on substantially similar terms following the consummation of the transactions contemplated in this Agreement. There is not under any Contract: (i) any existing default, breach or violation by HTR or, to the knowledge of HTR, by any other party thereto; (ii) an event which, after notice or lapse of time or both, would constitute a default or breach by HTR or, to the knowledge of HTR, by any other party, or permit termination, modification or acceleration, under the Contract; or (iii) to the knowledge of HTR, any repudiation of any provision of any Contract which would have a Material Adverse Effect on the business of HTR when taken as a whole.

         4.11     Brokers and Intermediaries.  Except as disclosed in Section
4.11 of the Schedule of Exceptions, none of the Transferors has employed any broker, finder, advisor or intermediary (not including counsel) in connection with the transactions contemplated by this Agreement which would be entitled to a broker's, finder's or similar fee or commission in connection therewith or upon the consummation thereof.

         4.12     Tax Matters.

         (a) HTR is taxed under the provisions of Subchapter C of the Code. HTR currently utilizes the accrual method of accounting for income tax purposes, and such method of accounting has not changed since the date of its incorporation.

         (b) HTR has filed all Tax Returns that it has been required to file. All such Tax Returns were correct and complete in all material respects. All Taxes owed by HTR (whether or not shown on any Tax Return) have been paid or are properly reserved for or being contested in good faith. HTR currently is not the beneficiary of any extension of time within which to file any Tax Return. There are no claims by any authority in a jurisdiction where HTR does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Encumbrances on any of the assets of HTR that arose in connection with any failure (or alleged failure) to pay any Tax.

         (c) HTR has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, consultant, independent contractor, creditor, stockholder or other third Person.

         (d) No Transferor or director or officer (or employee responsible for Tax matters) of HTR expects any authority to assess any additional Taxes for any period for which Tax Returns have been filed. There is no dispute or claim concerning any Tax Liability of HTR either: (i) claimed or raised by any authority in writing; or (ii) as to which any of the Transferors or the directors and officers (and employees responsible for Tax matters) of HTR has knowledge based upon personal contact with any agent of such authority.
Section 4.12(d) of the Schedule of Exceptions lists all federal, state, local and foreign income Tax Returns filed with respect to HTR for taxable periods beginning June 30, 1995, indicates those Tax Returns that have been audited, and indicates those Tax Returns that currently are the subject of audit. HTR will make available to UOL correct and complete copies of all federal, state and local income Tax Returns, examination reports and statements of deficiencies assessed against or agreed to by HTR.

         (e) HTR has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

         (f) HTR has not filed a consent under Code Section 341(f) concerning collapsible corporations. HTR has not made any payments, is not obligated to make any payments, and is not a party to any agreement that could obligate it to make any payments that shall not be deductible under Code
Section 280G. HTR has not been a United States real property holding corporation within the meaning of Code Section 897(c)(2) during the applicable period specified in Code Section 897(c)(1)(A)(ii). HTR has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Code
Section 6662. HTR is not a party to any Tax allocation or sharing agreement. HTR is not a member of an Affiliated Group filing a consolidated federal income Tax Return and has no Liability for the Taxes of any Person under Treas. Reg.
Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise.

         (g) Except as set forth in Section 4.12(g) of the Schedule of Exceptions, the unpaid Taxes of HTR, other than such Taxes which are being contested in good faith: (i) did not, as of the Most Recent Fiscal Month End, exceed the reserve for Tax Liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto); and (ii) do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of HTR in filing its Tax Returns.

         (h) Each of the Exchanging Stockholders has no present plan, intention or arrangement to dispose of any of the Merger Shares in a manner that would cause the Merger to violate the continuity of shareholder interest requirement set forth in Treas. Reg. Section 1.368-1.

         (i) As of the Effective Time, HTR shall not have outstanding any warrants, options, convertible securities or any other type of right pursuant to which any Person could acquire stock in HTR that, if exercised or converted, would affect UOL's acquisition or retention of control of HTR as defined in Code Section 368(c)(1).

         (j) HTR operates at least one significant historic business line or owns at least a significant portion of its historic business assets, in each case within the meaning of Treas. Reg. Section 1.368-1(d).

         4.13 Employee Benefits. (a) Section 4.13 of the Schedule of Exceptions lists each Employee Benefit Plan that HTR maintains or to which HTR contributes. Each such Employee Benefit Plan (and each related trust, insurance contract or fund) complies in form and in operation in all material respects with the applicable requirements of ERISA, the Code, and other applicable laws.

         (b) All required reports and descriptions (including Form 5500 Annual Reports, Summary Annual Reports, PBGC-1's and Summary Plan Descriptions) have been filed or distributed appropriately with respect to each such Employee Benefit Plan. The requirements of Part 6 of Subtitle B of Title I of ERISA and of Code Section 4980B have been met with respect to each such Employee Benefit Plan which is an Employee Welfare Benefit Plan in all material respects.

         (c) All contributions (including all employer contributions and employee salary reduction contributions) which are due have been paid to each such Employee Benefit Plan which is an Employee Pension Benefit Plan, and all contributions for any period ending on or before the Closing Date which are not yet due, have been paid to each such Employee Pension Benefit Plan or accrued in accordance with the past custom and practice of HTR. All premiums or other payments for all periods ending on or before the Closing Date are current and have been paid with respect to each such Employee Benefit Plan which is an Employee Welfare Benefit Plan.

         (d) Each such Employee Benefit Plan which is an Employee Pension Benefit Plan has been adopted as a standard IRS form prototype plan by the Company.

         (e) The market value of assets under each such Employee Benefit Plan which is an Employee Pension Benefit Plan (other than any Multiemployer
Plan) equals or exceeds the present value of all vested and nonvested Liabilities thereunder determined in accordance with

PBGC methods, factors and assumptions applicable to an Employee Pension Benefit Plan terminating on the date for determination.

         (f) HTR has delivered to UOL correct and complete copies of the plan documents and summary plan descriptions, the most recent determination letter received from the Internal Revenue Service, the most recent Form 5500 Annual Report and all related trust agreements, insurance contracts and other funding agreements which implement each such Employee Benefit Plan.

         (g) With respect to each Employee Benefit Plan that HTR and the Controlled Group of Corporations, if any, that includes HTR maintains or ever has maintained or to which any of them contributes, ever has contributed, or ever has been required to contribute:

                  (i) No such Employee Benefit Plan which is an Employee Pension Benefit Plan (other than any Multiemployer Plan) has been completely or partially terminated or been the subject of a Reportable Event as to which notices would be required to be filed with the PBGC. No proceeding by the PBGC to terminate any such Employee Pension Benefit Plan (other than any Multiemployer Plan) has been instituted or, to the knowledge of HTR, threatened.

                  (ii) To the knowledge of HTR, there have been no Prohibited Transactions with respect to any such Employee Benefit Plan and no Fiduciary has any Liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of any such Employee Benefit Plan. No action, suit, proceeding, hearing or investigation with respect to the administration or the investment of the assets of any such Employee Benefit Plan (other than routine claims for benefits) is pending or, to the knowledge of HTR, threatened. None of the Exchanging Stockholders or the directors or officers (or employees with responsibility for employee benefits matters) of HTR has any knowledge of any Basis for any such action, suit, proceeding, hearing or investigation.

                  (iii) HTR has not incurred, and none of the Exchanging Stockholders or the directors or officers (or employees with responsibility for employee benefits matters) of HTR has any reason to expect that HTR shall incur, any Liability to the PBGC (other than PBGC premium payments) or otherwise under Title IV of ERISA (including any withdrawal Liability) or under the Code with respect to any such Employee Benefit Plan which is an Employee Pension Benefit Plan.

         (h) None of HTR and the other members of the Controlled Group of Corporations, if any, that includes HTR contributes to ever has contributed to, or ever has been required to contribute to any Multiemployer Plan or has any Liability (including withdrawal Liability) under any Multiemployer Plan.

         (i) HTR does not maintain or contribute, never has maintained or contributed and never has been required to contribute to any Employee Welfare Benefit Plan providing medical, health or life insurance or other welfare-type benefits for current or future retired or terminated employees, their spouses or their dependents (other than in accordance with Code Section 4980B).

         4.14 Articles of Incorporation and Bylaws. HTR has delivered to the Acquirors complete and correct copies of the Articles of Incorporation and Bylaws of HTR, as currently in effect. The Transferors have not defaulted under or violated any provision of the Articles of Incorporation or Bylaws of HTR.

         4.15 Insurance. (a) Section 4.15 of the Schedule of Exceptions sets forth the following information with respect to each insurance policy (including policies providing property, casualty, liability or workers' compensation coverage or bond or surety arrangements) or self-insurance arrangement to which HTR is a party, a named insured, or otherwise the beneficiary of coverage.

                  (i)      the name, address and telephone number of the agent;

                  (ii) the name of the insurer, the name of the policyholder and the name of each covered insured;

                  (iii)    the policy number and the period of coverage;

                  (iv) a general description of the scope (including an indication of whether the coverage was on a claims made, occurrence or other basis) and amount (including a description of how deductibles and ceilings are calculated and operate) of coverage; and

                  (v) a description of any retroactive premium adjustments or other loss-sharing arrangements.

         (b) With respect to each such insurance policy, to the knowledge of the Majority Exchanging Stockholders: (i) the policy is legal, valid, binding, enforceable and in full force and effect; (ii) the policy shall continue to be legal, valid, binding, enforceable and in full force and effect on identical terms following the consummation of the transactions contemplated by this Agreement; (iii) HTR is not nor is any other party to the policy in breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination, modification or acceleration, under the policy; (iv) no party to the policy has repudiated any provision thereof; and (v) no claims have been made during the past five years. HTR has, to the knowledge of the Majority Exchanging Stockholders, been covered since the date of its formation by insurance in scope and amount customary and reasonable for the businesses in which it has engaged during the aforementioned period.

         4.16 Intellectual Property. (a) Schedule 4.16(a) of the Schedule of Exceptions sets forth a complete and correct list of all Intellectual Property owned by or used in the business of HTR. HTR owns or has the legal right to use pursuant to license, sublicense, agreement or permission all Intellectual Property necessary for the operation of the businesses of HTR as currently conducted. Each item of Intellectual Property owned or used by HTR immediately prior to the Effective Time shall be owned or used by HTR on identical terms and conditions subsequent to the Effective Time. HTR has taken all actions reasonably deemed necessary by it to maintain and protect each item of Intellectual Property that it owns or uses.

         (b) None of HTR, the Transferors or the directors or officers of HTR has received any charge, complaint, claim, demand or notice alleging that it has interfered with, infringed upon, misappropriated or otherwise come into conflict with any Intellectual Property rights of third Persons. To the knowledge of any of HTR or the directors or officers of HTR, no third Person has interfered with, infringed upon, misappropriated or otherwise come into conflict with any Intellectual Property rights of HTR.

         (c) To its knowledge, HTR has not utilized any inventions of any of its employees (or people it currently intends to hire, if any) made prior to their employment by HTR. Section 4.16(c) of the Schedule of Exceptions identifies each patent or registration which has been issued to HTR with respect to any of its Intellectual Property, identifies each pending patent application or application for registration which HTR has made with respect to any of its Intellectual Property and identifies each license, agreement or other permission which HTR has granted to any third Person with respect to any of its Intellectual Property (together with any exceptions). HTR has made available to UOL correct and complete copies of all such patents, registrations, applications, licenses, agreements, permissions (as amended to date) and all other written documentation evidencing ownership and prosecution (if applicable) of each such item. Section 4.16(c) of the Schedule of Exceptions also identifies each trade name or unregistered trademark used by HTR in connection with its business. With respect to each item of Intellectual Property required to be identified in Section 4.16(c) of the Schedule of Exceptions except as set forth in Section 4.16(c) of the Schedule of
Exceptions:

                  (i) HTR possesses all right, title and interest in and to the item, free and clear of any Encumbrance, license or other restriction;

                  (ii) the item is not subject to any outstanding injunction, judgment, order, decree, ruling or charge;

                  (iii) no action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand is pending or, to the knowledge of HTR, is threatened which challenges the legality, validity, enforceability, use or ownership of the item; and

                  (iv) HTR has never agreed to indemnify any Person for or against any interference, infringement, misappropriation or other conflict with respect to the item other than through standard indemnification contained in each of HTR's agreements with its customers.

         (d) Section 4.16(d) of the Schedule of Exceptions identifies each item of Intellectual Property that any third Person owns and that HTR uses pursuant to license, sublicense, agreement or permission. HTR has delivered to UOL correct and complete copies of all such licenses, sublicenses, agreements, and permissions (as amended to date). With respect to each item of Intellectual Property required to be identified in Section 4.16(d) of the Schedule of Exceptions except as set forth in Section 4.16(c) of the Schedule of Exceptions:

                  (i) the license, sublicense, agreement or permission covering the item is legal, valid, binding, enforceable and in full force and effect;

                  (ii) the license, sublicense, agreement or permission shall continue to be legal, valid, binding, enforceable and in full force and effect on identical terms following the Effective Time;

                  (iii) no party to the license, sublicense, agreement or permission is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification or acceleration, thereunder;

                  (iv) no party to the license, sublicense, agreement, or permission has repudiated any provision thereof;

                  (v) with respect to each sublicense, the representations and warranties set forth in clauses (i) through (iv) above are true and correct with respect to the underlying license;

                  (vi) the underlying item of Intellectual Property is not subject to any outstanding injunction, judgment, order, decree, ruling or charge;

                  (vii) no action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand is pending or, to the knowledge of HTR, is threatened which challenges the legality, validity or enforceability of the underlying item of Intellectual Property; and

                  (viii) HTR has not granted any sublicense or similar right with respect to the license, sublicense, agreement or permission.

         (e) Neither HTR nor any of the directors or officers (or employees with responsibility for Intellectual Property matters) of HTR has done anything to compromise the secrecy, confidentiality or value of any of its trade secrets, know-how, inventions, prototypes, designs, processes or technical data (collectively "Proprietary Information") required to conduct its business as now conducted and proposed to be conducted. HTR has taken all reasonable security measures to protect the secrecy, confidentiality and value of its Proprietary Information important to the conduct of its business, including requiring each employee to execute an agreement in the form attached to the Schedule of exceptions as Appendix 4.16(e).

         (f) Neither HTR nor any of the directors or officers (or employees with responsibility for Intellectual Property matters) of HTR has any Knowledge that any of HTR's employees, officers or consultants is in violation of his or her respective noncompetition, confidentiality or non-disclosure agreement.

         (g) Subject to Section 4.16(a) to the HTR Schedule of Exceptions, HTR has the valid right and power to convert to a web-based format all of its current and proposed Knowledge Works suite of products and services including HTR Developed Products (as defined in the Schedule of Exceptions) which includes all seminars, all tutorials, all product support materials and all student guides developed by HTR and to distribute and publish such products and services in any manner including but not limited to electronically over the worldwide web, intranets, extranets or otherwise without contractual limitation or restriction. To the knowledge of the Majority Exchanging Stockholders, no independent software vendor has provided to HTR any indication that HTR's traditional HTR Developed classroom training materials will not be certified for delivery electronically over the world wide web, internets, extranets or otherwise.

         4.17 Bank Accounts. Section 4.17 of the Schedule of Exceptions sets forth a true and complete list of all bank accounts of HTR and all authorized signatories to each such account.

         4.18 Directors, Officers and Employees. Section 4.18 of the Schedule of Exceptions contains a correct and complete listing as of the date hereof of all of the directors, officers and employees of HTR, showing their names, positions and current wage or salary and rights to bonuses.

         4.19 Labor Relations; Employees. (a) HTR has no collective bargaining agreements with any of its employees; there is no labor union organizing activity pending or, to the knowledge of HTR, threatened with respect to HTR; and HTR has not experienced any strikes, grievances, claims of unfair labor practices or other collective bargaining disputes. HTR has not committed any unfair labor practices. To the knowledge of the Transferors, no executive, key employee or group of employees has any plans to terminate employment with HTR. A copy of the current personnel handbook delivered to employees has been delivered to HTR.

         (b) There is no pending claim nor, to the knowledge of HTR, any Basis for any claim by any Person or party (including, but not limited to, governmental agencies of any kind) against HTR arising out of any federal, state, county, local or foreign statute, ordinance or regulation relating to discrimination against employees or any other employee practices, including without limitation retirement or labor relations, or occupational, safety and/or health standards, sexual harassment or intentional infliction of emotional distress.

         4.20     Transactions with Related Parties.  Except as disclosed in
Section 4.20 of the Schedule of Exceptions, none of the Exchanging Stockholders or any present or former officer, director or stockholder of HTR, and no Affiliate of the Exchanging stockholders or of such officer, director or stockholder: (i) has been involved in any business (excluding relationships and payments arising from the employment or retention by HTR of any such persons in the ordinary course of business) arrangement or relationship with HTR, including, without limitation, any contract, agreement or other arrangement providing for the employment of, furnishing of services, by, rental of real or personal property from or otherwise requiring payment to any such officer, director, stockholder or Affiliate involving payments or obligations in excess of $10,000 per annum; or (ii) owns any asset, tangible or intangible, which is used in the business of HTR.

         4.21     Real Property.

         (a)      HTR owns no real property.

         (b) Section 4.21(b) of the Schedule of Exceptions lists all real property leased or subleased to or by HTR. HTR has delivered to UOL correct and complete copies of the leases and subleases (as amended to date) listed in
Section 4.21(b) of the Schedule of Exceptions. Except as disclosed in Section 4.21(b) of the Schedule of Exceptions, with respect to each such lease and sublease:

                  (i) the lease or sublease is legal, valid, binding, enforceable and in full force and effect;

                  (ii) the lease or sublease shall continue to be legal, valid, binding, enforceable and in full force and effect on identical terms following the consummation of the transactions contemplated hereby;

                  (iii) no party to the lease or sublease is in breach or default, and no event has occurred which, with notice or lapse of time, would constitute a breach or default or permit termination, modification or acceleration thereunder;

                  (iv) no party to the lease or sublease has repudiated any provision thereof;

                  (v) there are no disputes, oral agreements or forbearance programs in effect as to the lease or sublease;

                  (vi) with respect to each sublease to HTR's knowledge, the representations and warranties set forth in clauses (i) through
         (v) above are true and correct with respect to the underlying lease;

                  (vii) HTR has not assigned, transferred, conveyed, mortgaged, deeded in trust or encumbered any interest in the leasehold or subleasehold;

                  (viii) all facilities leased or subleased thereunder have received all approvals of governmental authorities (including licenses and permits) required in connection with the operation thereof and have been operated and maintained in accordance with applicable laws, rules and regulations except where the failure to obtain such approvals or to be so operated or maintained would not have a Material Adverse Effect; and

                  (ix) all facilities leased or subleased thereunder are supplied with utilities and other services necessary for the operation of said facilities.

         4.22 Books and Records. The stock records of HTR are in all respects complete and accurate, and the minute books of HTR accurately reflect the actions taken at stockholder and director meetings or by unanimous written consent and are in all respects correct, complete and accurate.

         4.23 Environmental Matters. (a) HTR has complied and is in compliance with all local, state and federal statutes, ordinances, and regulations dealing with the protection of the environment or public health and safety, including, but not limited to, the Comprehensive Environmental Response, Compensation, and Liability Act (codified as amended, 42 U.S.C. Sections 9601 et seq.) ("CERCLA") and the Resource Conservation and Recovery Act (codified as amended, 42 U.S.C. Sections 6901 et seq.) ("RCARA") except where the failure to so comply would not have a Material Adverse Effect.

         (b) Except where failure to do so would not have a Material Adverse Effect, HTR has obtained all required local, state and federal permits, licenses, certificates and approvals, if any, relating to: (i) air emissions;
(ii) discharges to surface water or groundwater; (iii) noise emissions; (iv) solid or liquid waste disposal; (v) the use, generation, storage, transportation or disposal of toxic or hazardous substances or wastes (intended hereby and hereafter to include any and all such materials listed in any local, state or federal statute, ordinance or regulation); (vi) the use, storage, transportation or disposal of petroleum or petroleum products; or (vii) other environmental, health and safety matters.

         (c) HTR has not caused, suffered, permitted or sustained any emission, spill, release or discharge of any toxic or hazardous substances or wastes, or any petroleum products, into or upon: (i) the air; (ii) soils or any improvements located thereon, whether on HTR's property or elsewhere; (iii) surface water or groundwater; or (iv) a sewer, septic system or waste treatment, storage or disposal system except in accordance with applicable law or a valid government permit, license, certificate or approval.

         (d) Neither HTR nor any of its officers or directors (including employees responsible for environmental matters) of HTR has received written or oral notice of any actual or potential claims, orders, directives, citations or causes of action based on actual or alleged violations of any local, state, or federal statutes, ordinances or regulations dealing with the protection of the environment or public health and safety, including, but not limited to, CERCLA or RCARA, or oral or written notice of any actual or potential common law claims or causes of action based upon HTR's actual or alleged involvement with or use of any substance regulated by local, state or federal statutes, ordinances or regulations dealing with the protection of the environment or public health and safety.

         (e) Neither HTR nor any of its officers or directors (including employees responsible for environmental matters) of HTR has received oral or written notice of any actual or potential claims, orders, directives, citations or causes of action under any local, state or federal statutes, ordinances or regulations dealing with the protection of the environment or public health and safety, including, but not limited to, CERCLA and RCARA, based upon or arising out of its actual or alleged disposal of hazardous wastes or substances, whether on or off real property being operated by HTR.

         (f) Neither HTR nor any of its officers or directors (including employees responsible for environmental matters) of HTR has any knowledge of any condition on any of the real property owned or leased by HTR which may give rise to any claim, order, directive, citation or cause of action based on any local, state or federal statute, ordinance or regulation dealing with protection of the environment or public health and safety, including, but not limited to, CERCLA or RCARA.

         4.24 Guaranties. HTR is not a guarantor or otherwise liable for any Liability or obligation of any Person other than itself (including indebtedness of any other Person).

         4.25 Government Consents. Except as may be required by Federal or State securities laws, no consent, approval or authorization of or designation, declaration or filing with any state, federal or foreign governmental authority on the part of any of the Exchanging Stockholders because of any special characteristic of such Exchanging Stockholder is required in connection with the valid execution and delivery of this Agreement and the consummation by the Exchanging Stockholders of the transactions contemplated hereby.

         4.26 Manufacturing Rights. HTR has not granted rights to manufacture its products to any other Person.


                                   ARTICLE 5

                       REPRESENTATIONS AND WARRANTIES OF
                                 THE ACQUIRORS

         The Acquirors jointly and severally represent and warrant to HTR and the Exchanging Stockholders that:

         5.1 Organization and Authority of the Acquirors. UOL and UOL Acquisition are corporations duly incorporated, validly existing and in good standing under the laws of the State of Delaware with the corporate power and authority to enter into this Agreement and the Ancillary Agreements and to perform their respective obligations hereunder and thereunder. The execution and delivery of this Agreement and the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action on the part of each of the Acquirors. This Agreement has been, and at the Closing the Ancillary Agreements shall be, duly executed and delivered by each of the Acquirors and constitutes the valid, binding and enforceable obligation of each of the Acquirors, subject to applicable bankruptcy, reorganization, insolvency, moratorium and other laws affecting creditors' rights generally from time to time in effect and to general equitable principles.

         5.2 Ability to Carry Out the Agreement. Neither of the Acquirors is subject to or bound by any provision of:

                  (i) any law, statute, rule, regulation, ordinance or judicial or administrative decision;

                  (ii) any articles or certificate of incorporation or bylaws;

                  (iii) any mortgage, deed of trust, lease, note, shareholders' agreement, bond, indenture, other instrument or agreement, license, permit, trust, custodianship other restriction of any kind or character whatsoever; or

                  (iv) any judgment, order, writ, injunction or decree of any court, governmental body, administrative agency or arbitrator;

that would prevent or be violated by or would result in any penalty, forfeiture or contract termination as a result of, or under which there would be a default as a result of, nor is the consent of any Person under any material agreement which has not been obtained required for, the execution, delivery and performance by each of the Acquirors of this Agreement and the transactions contemplated hereby, other than violations, penalties, forfeitures, contract terminations, defaults or failure to obtain consents which, singly or in the aggregate, shall not have a material adverse effect on the enforceability or validity of this Agreement or the ability of the Acquirors to perform their obligations hereunder.

         5.3 Brokers and Intermediaries. None of the Acquirors has employed any broker, finder, advisor or intermediary in connection with the transactions contemplated by this Agreement which would be entitled to a broker's, finder's or similar fee or commission in connection therewith or upon the consummation thereof.

         5.4 Securities Law Filings. UOL has previously furnished to HTR and the Exchanging Stockholders copies of: (i) its Annual Report on Form 10-K for the year ended December 31, 1996; (ii) its Quarterly Reports on Form 10-Q for the quarters ended March 31, and June 30, 1996; (iii) its proxy solicitation materials, dated April 8, 1996, for its Annual Meeting of Shareholders held on May 28, 1997; (iv) its Annual Report to Shareholders for the year ended December 31, 1996; and (v) its Current Reports on Form 8-K, as amended (collectively the "Reports"). Such Reports, as of the date of the filing thereof with the SEC, complied as to form and substance in all material respects with the provisions of the 1934 Act, the rules and regulations promulgated thereunder, and all court cases and regulatory interpretations relating thereto. Since date of the Quarterly Report on Form 10-Q for the quarter ended June 30, 1997, there has been no material adverse change in the business, operations, results of operations, assets, properties, financial condition or prospects of UOL.

None of the Reports contains any untrue statement of a material fact or omits a material fact necessary to make the statements contained therein not misleading.


                                   ARTICLE 6

                        CERTAIN COVENANTS AND AGREEMENTS

         6.1 Full Access. From the date hereof until the earlier of the Closing or the termination of this Agreement pursuant to Section 3.3 above, each party hereto shall permit representatives of the other party hereto to have full access at all reasonable times, and in a manner so as not to interfere with the normal business operations of such party, to all premises, customers, employees, properties, books, records contracts, tax records, and documents of or pertaining to the other party.

         6.2 Regulatory Filings; Consents. From the date hereof until the earlier of the Closing or the termination of this Agreement pursuant to Section
3.3 above, each of the parties hereto shall: (i) take any additional action that is necessary, proper or advisable in connection with any notices to, filings with, and authorizations, consents and approvals of governments and governmental agencies that it is required to give, make or obtain in order to effect the transactions contemplated hereunder; and (ii) furnish to the other party or parties hereto, as the case may be, such necessary information and reasonable assistance as such other party or parties may reasonably request in connection with its or their preparation of necessary filings or submissions to any governmental agency. Each party shall give any notices to third Persons, and shall use its best efforts to obtain any third Person consents, that the other party may reasonably request in connection with the matters referred to in Sections 4.2 and 5.2 above.

         6.3 Conduct of Business. From the date hereof until the earlier of the Closing or the termination of this Agreement pursuant to Section 3.3 above, and except as otherwise contemplated by this Agreement or consented to or approved by the other party in writing, neither party shall engage in any practice, take an action, embark on any course of action, or enter into any transaction outside the ordinary course of business consistent with past practices. Without limiting the generality of the foregoing, neither party, as the case may be, shall, during the period specified in the first sentence of this Section 6.3:

         (a) take any action, engage in any practice or enter into any transaction of the nature or sort referred to in subsections (a) through (v) of
Section 4.6, except as permitted therein;

         (b) cause the business conducted by either party to be operated in all respects in the ordinary and usual course and keep and preserve its business and properties intact, including its present operations, physical facilities, working conditions and relationships with employees, clients, suppliers, customers, lessors and licensors of such business;

         (c) not effect or authorize any change or amendment to its Articles of Incorporation or Bylaws;

         (d) maintain in full force and effect all of its existing casualty, liability and other insurance until the Closing Date in amounts not less than those in effect on the date hereof;

         (e) except as set forth on Schedule 6.3(e), not declare, set aside or pay any dividend or make any distribution with respect to its capital stock or redeem, purchase or otherwise acquire any of its capital stock; and

         (f) promptly notify the other party in writing of: (i) any actions, suits or proceedings instituted or threatened against it at law or in equity or admiralty, before or by any court or governmental authority; (ii) any changes in its personnel; and (iii) any adverse development causing a breach of any of the representations and warranties contained in Articles 4 or 5 above. No disclosure by either party pursuant to this subsection 6.3(f) shall be deemed to amend or supplement the disclosures contained in any Schedule or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant.

         6.4 Confidentiality. Each party to this Agreement agrees that all information concerning the business and offices of the other parties to the Agreement that is not generally available to the public ("Confidential Information") and obtained from such other party shall be deemed confidential and shall not be disclosed to any Person for any reason or purpose whatsoever, except in connection with this Agreement, to the parties and their representatives involved in this transaction, or as may by required by law or stock exchange or market regulation. In the event this Agreement is terminated, all such Confidential Information which is in tangible Form shall, upon request, be returned to the appropriate parties, together with any and all copies made thereof.

         6.5 Books and Records. UOL shall retain all books, records and other documents pertaining to the business of HTR in existence on the Closing Date for a period of at least three (3) years from the Closing Date (or such longer period as provided in Section 9.1) and shall make the same reasonably available after the Closing Date for such three (3) year period for inspection and copying by the Exchanging Stockholders at the Exchanging Stockholders' expense during the normal business hours of UOL, upon reasonable request and upon reasonable notice.

         6.6 Announcement. Promptly after the execution of this Agreement, UOL shall make a public statement approved by HTR and UOL with respect to this Agreement and the transactions contemplated hereby.
Thereafter, prior to the Closing, no party to this Agreement shall issue any press release or otherwise make any public statement with respect to this Agreement and the transactions contemplated hereby without the prior consent of the other parties to this Agreement (which consent shall not be unreasonably withheld), except as may be required by applicable law or stock exchange or market regulation.

         6.7 Best Efforts. Without limiting the specific obligations of any party hereto under any agreement or covenant hereunder, each of the parties hereto shall use its respective best efforts to take all action and do such acts and things necessary in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the conditions to Closing set forth in Articles 7 and 8 below).

         6.8 Discussion With Others. From the date hereof until the earlier of the Closing or the termination of this Agreement pursuant to Section
3.3 above, none of the Transferors shall: (i) discuss, solicit, initiate or encourage the submission of any proposal or offer from any third Person concerning the sale or acquisition of any capital stock or other voting securities, or any significant assets of, HTR (including any acquisition structured as a merger, consolidation or share exchange); or (ii) engage or participate in any discussions or negotiations regarding, enter into any agreement with respect to, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any third Person to do or seek any of the foregoing. The Transferors shall immediately notify UOL if any third Person makes any proposal, offer, inquiry or contact with respect to any of the foregoing.

         6.9 Cooperation in Litigation. Each party hereto shall fully cooperate with the other in the defense or prosecution of any litigation or proceeding already instituted or which may be instituted hereafter against or by such party relating to or arising out of the conduct of the business of HTR prior to or after the Closing Date (other than litigation arising out of the transactions contemplated by this Agreement). The party requesting such cooperation shall pay the out-of-pocket expenses (including legal fees and disbursements) of the party providing such cooperation and of its officers, directors, employees and agents reasonably incurred in connection with providing such cooperation, but shall not be responsible to reimburse the party providing such cooperation for such party's time spent in such cooperation or the salaries or costs of fringe benefits or similar expenses paid by the party providing such cooperation to its officers, directors, employees and agents while assisting in the defense or prosecution of any such litigation or proceeding.

         6.10 Stock Transfer Restrictions. (a) each of the Exchanging Stockholders acknowledges, represents, warrants and covenants as follows:

                  (i) A restrictive legend acknowledging the restrictions on resale of the Merger Shares and Conversion Notes under the 1933 Act will be placed on the certificates representing the Merger Shares and the Conversion Notes;

                  (ii) UOL may put "stop transfer" orders in place with its transfer agent to ensure compliance with the provisions of Sections 6.11.

         (b) UOL agrees that prior to the date which is the later of (i) forty-five (45) days after the Effective Time, or (ii) January 31, 1998 it will use its best efforts to promptly cause a registration statement on Form S-3 for the resale of the Merger Shares to be declared effective by the SEC (but in any event, not later than April 31, 1998), subject to provisions of law and regulations affecting UOL and the reasonable cooperation by the Exchanging Stockholders.

         (c) UOL agrees to grant to the persons listed on Exhibit F, incidental registration rights to have such persons included in the public offering contemplated by UOL, on terms and conditions the same as those generally applicable to UOL's Stockholders. The balance of the Exchanging Stockholders agree to execute one hundred and eighty day lock-up agreement in the form attached hereto as Exhibit G.

         6.11 Certain Private Placement Representations and Warranties. Each Exchanging Stockholder hereby represents and warrants that:

         (a) Such Exchanging Stockholder is experienced in evaluating companies such as UOL, is able to fend for itself in transactions such as the one contemplated by this Agreement, has such knowledge and experience in financial and business matters that each such Exchanging Stockholder is capable of evaluating the merits and risks of acquiring the Securities as a prospective investment in the Company, and has the ability to bear the economic risks of the investment.

         (b) Such Exchanging Stockholder is acquiring the Securities for investment for such Exchanging Stockholder's own account and not with the view to, or for resale in connection with, any distribution thereof. Such Exchanging Stockholder understands that the Securities have not been registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent as expressed herein.
Such Exchanging Stockholder further represents that it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to any third person with respect to any of the Securities. Such Exchanging Stockholder understands and acknowledges that the offering of the Securities pursuant to this Agreement will not be registered under the Securities Act on the ground that the sale provided for in this Agreement and the issuance of Securities hereunder is exempt from the registration requirements of the Securities Act.

         (c) Such Exchanging Stockholder acknowledges that the Securities must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available. Such Exchanging Stockholder is aware of the provisions of Rule 144 promulgated under the Securities Act which permit limited resale of shares purchased in a private placement subject to the Securities Act which permit limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions. Such Exchanging Stockholder covenants that, in the absence of an effective registration statement covering the stock in question, such Exchanging Stockholder will sell, transfer, or otherwise dispose of the Securities only in a manner consistent with such Exchanging Stockholder's representations and covenants set forth in this Section 6.11.

         (d) Such Exchanging Stockholder has received and reviewed information about UOL and has had an opportunity to discuss UOL's business, management and financial affairs with its management. Such Exchanging Stockholder understands that such discussions, as well as any written information issued by UOL, were intended to describe the aspects of UOL's business and prospects which UOL believes to be material.

         6.12 UOL SEC Documents. Prior to the Closing, UOL shall furnish to HTR true and complete copies of any filings made by UOL with the SEC under the 1933 Act or the 1934 Act after the date of this Agreement.

         6.13 Stockholder Action. Each of the Exchanging Stockholders shall simultaneously herewith execute the stockholder consent in the form of Exhibit H attached hereto, reflecting each such Exchanging Stockholder's vote to approve the merger contemplated by this Agreement and to waive any stockholder notice otherwise required by the Delaware General Corporation Law.

         6.14 Power of Attorney. Each Exchanging Stockholder shall simultaneously herewith execute a power of attorney in the form of Exhibit I granting to Daniel Callahan the authority and power to execute any document or agreement contemplated by this Agreement or any waiver in connection with this Agreement on behalf of each such Exchanging Stockholder.

         6.15     Cooperation in Preparation of Registration Statement.

         (a) HTR and each Exchanging Stockholder shall furnish or cause to be furnished to UOL, HTR Acquisition and the underwriters of the proposed public offering (the "Proposed Offering") being contemplated by UOL (the "Underwriters") all of the information concerning HTR and the Exchanging Stockholders reasonably requested by the UOL, HTR Acquisition and the Underwriters, and will cooperate with UOL, HTR Acquisition and the Underwriters in the preparation of, any registration statement (or similar document) relating to the Proposed Offering and the prospectus included therein, including audited financial statements, prepared in accordance with generally accepted accounting principles (collectively, the "Registration Statement"). HTR and the Exchanging Stockholders agree promptly to advise UOL if at any time during the period in which a prospectus relating to the Proposed Offering is required to be delivered under the 1933 Act, any information contained in the prospectus concerning the HTR or the Exchanging Stockholders becomes incorrect or incomplete in any material respect, and to provide the information needed to correct such inaccuracy. UOL agrees to use its commercially reasonable best efforts to prepare and file the Registration Statement as promptly as practicable, to furnish HTR and each Exchanging Stockholder with a copy thereof and each amendment thereto in substantially the form in which it is to be filed as promptly as reasonably practicable prior to such filing (it being understood that neither the Company nor the Sellers has any obligation to review the same other than with respect to information regarding the Company or the Seller).

         (b) HTR and the Exchanging Stockholders acknowledge and agree (i) that, prior to the execution and delivery of a definitive underwriting agreement, the Underwriters have made no firm commitment, binding agreement, or promise or other assurance of any kind, whether express or implied, oral or written that the Registration Statement will become effective or that the Proposed Offering pursuant thereto will occur at a particular price or within a particular range of prices or occur at all, (ii) that none of the prospective Underwriters of UOL's Common Stock in the Proposed Offering, nor any officers, directors, agents or representatives of such Underwriters, shall have any liability to HTR or any Exchanging Stockholder or any other person affiliated or associated with HTR or any Exchanging Stockholder for any failure of the Registration Statement to become effective, the Proposed Offering to occur at a particular price or within a particular range of prices or occur at all, and (iii) the decision of HTR and each Exchanging Stockholder to enter into this Agreement and, if applicable, to vote in favor of or consent to the transactions contemplated hereby, has been or will be made independent of, and without reliance upon, any statements, opinions or other communications of, or due diligence investigation which have been or will be made or performed by any prospective Underwriter, relative to UOL or the Proposed Offering. Each Exchanging Stockholder acknowledges that shares of UOL Common Stock received as a part of the Purchase Price, if any, will not be issued pursuant to the Registration Statement, and, therefore, the Underwriters shall have no obligation to the Exchanging Stockholders with respect to any disclosure contained in the Registration Statement and Exchanging Stockholders may not assert any claim against the Underwriters relating to the Registration Statement on account thereof.

         6.16 Board of Directors.Kamyar Kaviani or his designee, which designee shall be reasonably acceptable to UOL, shall be recommended by the management of UOL for election to the Board of Directors at the next annual meeting of Stockholders. The Exchanging Stockholders agree to vote in favor of Mr. Kaviani or his designee for such position.


                                   ARTICLE 7

                      CONDITIONS PRECEDENT OF TRANSFERORS

         The obligation of the Transferors to consummate the transactions to be performed by them in connection with the Closing is subject to the satisfaction of each of the following conditions prior to or at the Closing:

         7.1 Representations and Warranties. The representations and warranties of the Acquirors made hereunder shall be true in all material respects at and as of the Closing Date, with the same force and effect as though made at and as of the Closing Date, except for changes permitted or contemplated by this Agreement and except to the extent that any representation or warranty is made as of a specified date, in which case such representation or warranty shall be true in all material respects as of such date.

         7.2 Agreements. The Acquirors shall have performed and complied in all material respects with all their respective undertakings, covenants and agreements required by this Agreement to be performed or complied with by the Acquirors prior to or at the Closing.

         7.3 Performance Certificates. HTR shall have been furnished with a certificate of a proper officer of UOL and a certificate of a proper officer of HTR Acquisition, both dated as of the Closing Date, each certifying to the effect that each of the conditions contained in Sections 7.1 and 7.2 above has been satisfied in all respects.

         7.4 No Injunction. No injunction, restraining order or decree of any nature of any court or governmental or regulatory authority shall exist against the Acquirors, the Transferors or any of their respective Affiliates, or any of the principals, officers or directors of any of them, that restrains, prevents or materially changes the transactions contemplated hereby.

         7.5 No Violation. The consummation of the transactions contemplated hereunder shall not be in violation of any material applicable law, statute, rule or regulation for which a waiver has not been obtained and where such violation would make illegal or otherwise prevent the consummation of the Merger.

         7.6 Consents. All material consents, approvals and authorizations of governmental and regulatory authorities, and all material filings with and notifications of governmental authorities and regulatory agencies or other entities which regulate the business of HTR or the Acquirors, necessary on the part of HTR or Acquirors, or their respective Affiliates, to the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, shall have been obtained or effected (and all applicable waiting periods, if any, including any extensions thereof, under any applicable law, statute, regulation or rule shall have expired or terminated, as applicable). HTR shall have received the written consents or approvals of any and all third Persons required under the terms of the Contracts to the consummation of the transactions contemplated hereunder except where the failure to obtain such consents or approvals would not have a Material Adverse Effect.

         7.7 Opinion of the Acquirors' Counsel. The Exchanging Stockholders shall have received an opinion of Wyrick Robbins Yates & Ponton LLP, counsel for the Acquirors, dated as of the Closing Date, addressed to the Exchanging Stockholders, to the effect and substantially in the form of Exhibit J.

         7.8 No Proceedings. No claim, suit, action or other proceeding shall be pending or threatened in writing before or by any court, governmental agency or other entity against any of the parties to this Agreement with respect to the transactions contemplated by this Agreement or which adversely affect the assets, property, operations, results of operations, financial condition or prospects of UOL.

         7.9 Tax-Free Reorganization. The Merger shall constitute a tax-free reorganization under the provisions of Code Section 368.

         7.10 Employment Agreements. The Exchanging Stockholders listed on Exhibit K shall have entered into an employment agreement in form and substance as set forth in Exhibit K, and the same shall be in full force and effect.

         7.11 Miscellaneous Closing Deliveries. HTR shall have received each of the following:

         (a) all documents, instruments and other closing deliveries specified in subsection 3.2(b) above; and

         (b) such evidence as HTR may reasonably request in order to establish: (i) the power and authority of each of the Acquirors to consummate the transactions contemplated by this Agreement; (ii) compliance with the conditions of Closing set forth herein; and (iii) satisfactory completion of all corporate proceedings to be taken in connection with the transactions contemplated by this Agreement together with certified copies of necessary resolutions duly adopted by the stockholders and directors of the Acquirors (to the extent required by law) approving the Merger and the execution and delivery of this Agreement and all other corporate action necessary to enable the Acquirors to comply with the terms of this Agreement.

The Transferors may waive any condition specified in this Article 7 if each of them executes a writing so stating at or prior to the Closing.


                                   ARTICLE 8

                     CONDITIONS PRECEDENT OF THE ACQUIRORS

         The obligation of the Acquirors to consummate the transactions to be performed by them in connection with the Closing is subject to the satisfaction of each of the following conditions prior to or at the Closing:

         8.1 Representations and Warranties. The representations and warranties of the Exchanging Stockholders made hereunder shall be true in all material respects at and as of the Closing Date, with the same force and effect as though made at and as of the Closing Date, except for changes permitted or contemplated by this Agreement and except to the extent that any representation or warranty is made as of a specified date, in which case such representation or warranty shall be true in all respects as of such date.

         8.2 Agreements. The Transferors shall have performed and complied in all material respects with all of their respective undertakings and agreements required by this Agreement to be performed or complied with by them prior to or at the Closing.

         8.3 Performance Certificates. The Acquirors shall have been furnished with a certificate of HTR and each of the Exchanging Stockholders, dated as of the Closing Date, certifying that the conditions contained in Sections 8.1, 8.2, 8.9 and 8.13 hereof have been satisfied in all respects.

         8.4 No Injunction. No injunction, restraining order or decree of any nature of any court or governmental or regulatory authority shall exist against the Acquirors, the Transferors or any of their respective Affiliates, or any of the principals, officers or directors of any of them, that restrains, prevents or materially changes the transactions contemplated hereby.

         8.5 No Violation. The consummation of the transactions contemplated hereunder shall not be in violation of any material applicable law, statute, rule or regulation for which a waiver has not been obtained and where such violation would make illegal or otherwise prevent the consummation of the Merger.

         8.6 Consents. All material consents, approvals and authorizations of governmental and regulatory authorities, and all material filings with and notifications of governmental authorities and regulatory agencies or other entities which regulate the business of HTR or Acquirors, necessary on the part of HTR or Acquirors, or their respective Affiliates, to the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, shall have been obtained or effected (and all applicable waiting periods, if any, including any extensions thereof, under any applicable law, statute, regulation or rule, including but not limited to the HSR Act, if applicable, shall have expired or terminated, as applicable). UOL shall have received the written consents or approvals of any and all third Persons required under the terms of the Contracts to the consummation of the transactions contemplated hereunder except where the failure to obtain such consents or approvals would not have a Material Adverse Effect.

         8.7 Opinion of Transferors' Counsel. UOL shall have received an opinion of Epstein, Becker & Green, P.C., counsel of HTR, dated as of the Closing Date, addressed to UOL to the effect and substantially in the form of Exhibit L.

         8.8 Resignations. The Acquirors shall have received resignations, effective as of the Closing, of each officer and director of HTR other than those whom UOL shall have specified in writing prior to the Closing.

         8.9 No Proceedings. No claim, suit, action or other proceeding shall be pending or threatened in writing before or by any court, governmental agency or other entity against any of the parties to this Agreement with respect to the transactions contemplated by this Agreement or which adversely affect the assets, property, operations, results of operations, financial condition or prospects of HTR.

         8.10 Employment Agreements and Lockup Agreements. The Exchanging Stockholders listed on Exhibit K shall have entered into an employment agreement in form and substance as set forth in Exhibit K and the Exchanging Stockholders, other than those listed on Exhibit K shall have entered into a lock-up agreement in form and substance as set forth in Exhibit G, and the same shall be in full force and effect.

         8.11 HTR Capital Stock. All shares of the capital stock of HTR owned by the Exchanging Stockholders shall be free and clear of any and all Encumbrances (other than transfer restrictions under applicable securities laws).

         8.12 Options, Rights, Warrants or Convertible Securities .Any option warrant, right or other convertible security of HTR shall be exercised or converted into HTR Common Stock immediately prior to the Closing, except for the securities set forth in Section 4(b) of the Schedule of Exceptions.

         8.13 Stockholder Approval. This Agreement and the Merger shall have been approved by the affirmative vote of holders of not less than one hundred percent (100%) of the HTR Common Stock on a fully-diluted and as-converted basis (including the holders of any convertible security of HTR) in favor of this Agreement and the Merger. In connection with such approval, there shall exist no Dissenting Shares.

         8.14 Sirrom Capital Corporation Note and Other Indebtedness. UOL shall have negotiated terms and conditions satisfactory to UOL with respect to the assumption of subordinated debt due to Sirrom Capital Corporation in the approximate principal amount of Three Million ($3,000,000) Dollars. HTR's outstanding indebtedness for borrowed money shall not exceed the amount due to Sirrom Capital Corporation plus One Million ($1,000,000) Dollars which additional amount is supported in full by valid collectible receivables.

         8.15 Investor Rights Agreement. HTR's Investor Rights Agreement dated July 28, 1994 shall be terminated pursuant to the provisions of Exhibit M, executed by each Exchanging Stockholder having registration rights thereunder or by reference thereto.

         8.16 Miscellaneous Closing Deliveries. The Acquirors shall have received each of the following:

         (a) all documents, instruments and other closing deliveries specified in Section 3.2(a) above; and

         (b) such evidence as the Acquirors may reasonably request in order to establish: (i) the power and authority of the Transferors to consummate the transactions contemplated by this Agreement; (ii) compliance with the conditions of Closing set forth herein; and (iii) satisfactory completion of all corporate and stockholder proceedings to be taken in connection with the transactions contemplated by this Agreement, together with certified copies of resolutions duly adopted by the stockholders and directors of HTR approving the Merger and the execution and delivery of this Agreement and all other corporate action necessary to enable the Transferors to comply with the terms of this Agreement.

UOL may waive any condition specified in this Article 8 if it executes a writing so stating at or prior to the Closing.

                                   ARTICLE 9

                          SURVIVAL OF REPRESENTATIONS,
                            WARRANTIES AND COVENANTS

         9.1 Survival of Representations and Warranties. All of the representations and warranties of the parties hereto contained in the Agreement shall survive the Closing and continue in full force and effect for thirty six
(36) months following the Closing Date; provided, however the warranties and representations contained in Sections 4.3 and 4.7 shall survive without limitation and the warranties and representations contained in Sections 4.8,
4.12 and 4.23 shall survive for the applicable statute of limitations period for each such section. Any claims with respect to the foregoing sentence under
Article 10 below must be asserted in writing with reasonable particularity by the party making such claim prior to the end of the 36-month period referenced above, and the obligations of the indemnifying party under Sections 10.1 and
10.2 below with respect to such claims shall continue until such claims have been resolved.

         9.2 Survival of Covenants and Agreements. The respective covenants and agreements of the parties contained in this Agreement shall survive the Closing without limitation as to time. Any claims under Article 10 as to a breach of a covenant or agreement must be asserted in writing with reasonable particularity by the party making such claims.

         9.3 Underwriter's Benefit. HTR's Merger Agreement representations and warranties and covenants contained in this Agreement or any document, instrument, certificate or other item furnished or to be furnished to UOL and HTR Acquisition by HTR pursuant hereto or thereto or in connection with the transactions contemplated by this Agreement shall run to the benefit of any Underwriter of the UOL's Common Stock subject to the completion of the Proposed Offering in addition to the benefit of UOL and HTR Acquisition.


                                   ARTICLE 10

                                INDEMNIFICATION

         10.1 Indemnification of UOL. Subject to, and as expressly limited by, Sections 10.3, 10.4 and 10.9 of this Agreement, the Exchanging Stockholders, jointly and severally, agree to defend, indemnify and hold harmless UOL and its successors and assigns (individually an "Acquiror Indemnitee", and collectively the "Acquiror Indemnitees") from, against, and in respect of the following:

         (a) any and all direct, and not consequential, punitive or other similar, losses, damages, deficiencies or liabilities directly caused by or directly resulting or arising from: (i) any breach of the representations and warranties of the Exchanging Stockholders contained in this Agreement; or (ii) any failure by any of the Transferors to perform or otherwise fulfill or comply with (X) if this Agreement shall have been terminated, Sections 6.4, 6.7 and
6.8 or any
other covenant, undertaking, agreement or obligation to be performed, fulfilled or complied with by the Exchanging Stockholders or HTR prior to the Closing; or
(Y) if the Closing shall occur, any undertaking or other agreement or obligation hereunder to be performed, fulfilled or otherwise complied with by the Exchanging Stockholders after the Closing; and

         (b) any and all actions, suits, proceedings, claims, liabilities, demands, assessments, judgments, interest, penalties, costs and expenses, including reasonable attorneys' fees incurred by the Acquiror Indemnitees in connection with investigating, defending, settling (with the consent of the Majority Exchanging Stockholders, which shall not be unreasonably withheld) or prosecuting any action, suit, proceeding or claim against any of the Acquiror Indemnitors hereunder, directly incident to such indemnification; provided, however, that if any action, suit, proceeding, claim, liability, demand or assessment shall be asserted against any Acquiror Indemnitee in respect of which such Acquiror Indemnitee proposes to demand indemnification, such Acquiror Indemnitee shall notify the Majority Exchanging Stockholders thereof within twenty (20) days after assertion thereof, and such notice shall include copies of all suit, service and claim documents, all other relevant documents in the possession of the Acquiror Indemnitee, and an explanation of the Acquiror Indemnitee's contentions and defenses with as much specificity and particularity as the circumstances permit. Subject to rights of or duties to any insurer or other third Person having liability therefor, the Majority Exchanging Stockholders shall have the right within 10 days after receipt of such notice to assume the control of the defense, compromise or settlement of any such action, suit, proceeding, claim, liability, demand or assessment, including, at its own expense, employment of counsel; provided further, however, that if the Exchanging Stockholders shall have exercised their right to assume such control, the Acquiror Indemnitee: (X) may, in its sole discretion and expense, employ counsel to represent it (in addition to counsel employed by the Majority Exchanging Stockholders) in any such matter, and in such event counsel selected by the Majority Exchanging Stockholders shall be required to reasonably cooperate with such counsel of the Acquiror Indemnitee in such defense, compromise or settlement for the purpose of informing and sharing information with such Acquiror Indemnitee; and (Y) shall, at its own expense, make available to the Exchanging Stockholders those employees of the Acquiror Indemnitees whose assistance, testimony or presence is reasonably deemed by the Majority Exchanging Stockholders necessary or beneficial to assist the Exchanging Stockholders in evaluating and in defending any such action, suit, proceeding, claim, liability, demand or assessment; provided further, however, that any such access shall be conducted in such a manner as not to interfere unreasonably with the operations of the businesses of the Acquiror Indemnitees.

         10.2 Indemnification of Exchanging Stockholders. Subject to and expressly limited by Sections 10.3, 10.4 and 10.9 UOL agrees to defend, indemnify and hold harmless the Exchanging Stockholders and their respective successors and assigns (individually a "Transferor Indemnitee", and collectively the "Transferor Indemnitees") from, against and in respect of:

         (a) any and all losses, damages, deficiencies or liabilities caused by, resulting or arising from or otherwise relating to: (i) any breach of the representations and warranties of the Acquirors contained in this Agreement; and (ii) any failure by the Acquirors to perform or otherwise fulfill or comply with (X) if this Agreement shall have been terminated, Sections 6.4 or 6.7 or any other covenant, undertaking, agreement or obligation to be performed, fulfilled or complied with by the Acquirors prior to or in connection with the Closing; or (Y) if the Closing shall occur, any undertaking or other agreement or obligation hereunder to be performed, fulfilled or otherwise complied with by UOL after the Closing; and

         (b) any and all actions, suits, proceedings, claims, liabilities, demands, assessments, judgments, interest, penalties, costs and expenses, including reasonable attorneys' fees incurred by the Transferor Indemnitees in connection with investigating, defending, settling or prosecuting any action, suit, proceeding or claim against any of the Transferor Indemnitees hereunder, incident to any of the items referred to herein or such indemnification; provided, however, that if any action, suit, proceeding, claim, liability, demand or assessment shall be asserted against any Transferor Indemnitee in respect of which such Transferor Indemnitee proposes to demand indemnification, such Transferor Indemnitee shall notify UOL thereof within twenty (20) days after assertion thereof, and such notice shall include copies of all suit, service and claim documents, all other relevant documents in the possession of the Transferor Indemnitees and an explanation of the Transferor Indemnitees' contentions and defenses with as much specificity and particularity as the circumstances permit, provided that the failure of the Transferor Indemnitee to give such notice shall not relieve UOL of its obligations under this Section
10.2 if the Transferor Indemnitee shall have demonstrated that: (i) it acted in good faith and without unreasonable delay; and (ii) UOL shall not have been prejudiced thereby. Subject to rights of or duties to any insurer or other third Person having liability therefor, UOL shall have the right within 10 days after receipt of such notice to assume the control of the defense, compromise or settlement of any such action, suit, proceeding, claim, liability, demand or assessment, including, at its own expense, employment of counsel; provided further, however, that if UOL shall have exercised its right to assume such control, the Transferor Indemnitees: (X) may, in their sole discretion and expense, employ one counsel to represent them (in addition to counsel employed by UOL) in any such matter, and in such event counsel selected by UOL shall be required to cooperate with such counsel of the Transferor Indemnitees in such defense, compromise or settlement for the purpose of informing and sharing information with such Transferor Indemnitees; and (Y) shall, at their own expense, make themselves available to Transferor Indemnitees.

         10.3 Remedies. Notwithstanding any provision to the contrary in this Agreement, the indemnification rights set forth in this Article 10, all of which are subject to the terms, limitations and restrictions of this Article 10, and the enforcement thereof and collection thereunder, shall be the exclusive remedy after Closing for monetary damages sustained as a result of a breach of a representation, warranty, covenant or agreement under this Agreement or certificates to be delivered at Closing hereunder. Such limitations set forth in this Section 10.3 shall not impair the rights of any of the parties to seek non-monetary equitable relief, including (without limitation) specific performance or injunctive relief to redress any default or breach of this Agreement. In connection with the seeking of any non-monetary equitable relief, each of the parties acknowledges and agrees that the other parties hereto would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the parties hereto agrees the other parties hereto shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any competent court having jurisdiction over the parties (subject to the provisions of Section 11.11 below), in addition to any other remedy to which they may be entitled, at law or in equity.

         10.4 Survival. Notwithstanding anything herein to the contrary, this Article 10 shall survive termination of this Agreement without limitation; provided however, that this survival shall not extend a liability otherwise limited by Article 9, and no indemnifying party shall be liable for any claim for indemnification asserted by an indemnified party pursuant to any provision of this Agreement after the date which is twelve months after the Effective Time.

         10.5 Set-off. The liability of the Exchanging Stockholders under the indemnification provisions of this Article 10 may be recovered by set-off against the Conversion Notes or directly from any Exchanging Stockholder.

         10.6 Assertion of Claims . Subject to the minimum claims requirements set forth below, if any Acquiror Indemnitee shall be entitled to be indemnified for monetary damages in accordance with Section 10.1 hereof, it shall promptly give written notice thereof to the Exchanging Stockholders, including in such notice a brief description of the facts upon which such claim or adjustment is based and the amount thereof (the "Claim Notice"). Unless the Exchanging Stockholders shall give written notice, within twenty (20) days after receipt of the Claim Notice, to UOL objecting to the forfeiture of any set-off amount, UOL shall be entitled to proceed directly against the Exchanging Stockholders or to set-off against the Promissory Notes.

         10.7     Resolution of Conflicts; Arbitration.

         (a) If the Exchanging Stockholders give such written objection to UOL, UOL shall be entitled to refrain from making any payment under the Promissory Notes until the rights of the Exchanging Stockholders and UOL with respect thereto have been agreed upon between the Exchanging Stockholders and UOL or until such rights are settled by arbitration.

         (b) In case the Exchanging Stockholders shall give such written objection to UOL, the Exchanging Stockholders and UOL shall attempt promptly and in good faith to agree upon the rights of the parties with respect to each of such claims. If the Exchanging Stockholders and UOL should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties.

         (c) If no such agreement can be reached after good faith negotiation, either UOL or the Exchanging Stockholders may demand arbitration of the matter unless the amount of the damage or loss is at issue in pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration; and in any such event the matter shall be settled by arbitration conducted by three arbitrators.

UOL and the Exchanging Stockholders shall each select one arbitrator, and the two arbitrators so selected shall select a third arbitrator. The decision of the arbitrators so selected as to the validity and amount of any claim in such Claim Notice shall be binding and conclusive upon the parties to this Agreement, and UOL shall be entitled to act in accordance with such decision. Judgment upon any award rendered by the arbitrators may be entered in any court having jurisdiction. Any such arbitration shall be held in McLean, Virginia. Any such arbitration shall be conducted under the rules then in effect of the American Arbitration Association, and shall be based on the provisions and limitations of this Article 10.

         10.8 Beneficial Interest. Subject to the rights of UOL hereunder, all beneficial interest in the Promissory Notes shall be the property of the Exchanging Stockholders from and after the Effective Time and UOL shall have no interest therein.

         10.9 Limitation on Liability. (a) Notwithstanding any provision to the contrary in this Article 10, no claim, either individually or in the aggregate, for indemnification hereunder, shall be valid and assertable unless such claims in the aggregate are equal to or greater than $25,000 (the "Basket Deductible"), in which case, subject to the limitations set forth in Section 10.9(b), the indemnifying party shall be liable for amounts relating back to the first dollar.

         (b) The parties agree that, prior to submitting any claim for indemnification under this Article 10, they shall use reasonable efforts to determine the amount, if any, by which their losses would be offset by recovery of insurance proceeds and to provide the indemnitor notice of and a description of such determination.

         (c) In no event shall the aggregate liability of any Exchanging Stockholder exceed (i) in the case of each Majority Exchanging Stockholder, twenty percent of each such stockholder's Merger Consideration; and (ii) in the case of the balance of the Exchanging Stockholders, ten (10%) percent of each such Stockholders' Merger Consideration provided, however, no limit shall be applicable with respect to a breach of Section 4.3. In no event shall the aggregate liability of UOL exceed $2,500,000. The Exchanging Stockholders shall be entitled to satisfy any claim for indemnification under this Article 10 first by reduction of the Promissory Notes by way of set off and thereafter by return of Merger Shares based on the value of the original Merger Consideration. By way of example, if an Exchanging Stockholder is obligated to indemnify for his entire indemnity exposure (i.e. 10% of the Merger Consideration received for Exchanging Stockholders and 20% of the Merger Consideration received if a Majority Exchanging Stockholder) and he received 970 shares of UOL and $30 as his Merger Consideration, he may deliver 97 shares and $3 dollars in full settlement of his obligation, but only after such obligation has been first offset against Promissory Notes received as Merger Consideration.

                                   ARTICLE 11

                                 MISCELLANEOUS

         11.1 Further Assurances. From time to time at or after the Closing, each of the parties agrees to take, or cause to be taken, such further actions, to execute, deliver and file, or cause to be executed, delivered and filed, such further documents and instruments, and to obtain consents, as may be necessary or reasonably requested in order to fully effectuate the purposes, terms and conditions of this Agreement.

         11.2 Expenses. Each of the parties hereto shall bear its respective legal, investment banking, accounting, audit, and other costs and expenses associated with this Agreement and the consummation of the transactions contemplated hereby; provided, however, that such costs and expenses of HTR shall not exceed $25,000.00 if the Closing shall occur, and the Exchanging Stockholders shall indemnify the Acquiror Indemnitees for any such costs and expenses of UOL in excess of $25,000.00.

         11.3 Applicable Law. Except as otherwise expressly provided herein, this Agreement shall be governed by, and construed in accordance with, the law of the State of Delaware without reference to any choice or conflict of law principle, provision or rule, including all matters of construction, validity and performance.

         11.4 Notices. All notices, requests, permissions, waivers, and other communications hereunder shall be in writing and shall be deemed to have been duly given (i) upon personal delivery or receipt of a telecopy transmission, (ii) three (3) days after being sent by registered or certified United States mail, return receipt requested, properly addressed to the intended recipient or (iii) one (1) day after being transmitted by a nationally recognized overnight courier service, properly addressed and postage prepaid to the intended recipient as follows:

         If to the Exchanging Stockholders to them at the addresses set forth on Exhibit A:

         with a copy to:

                  David Fleming, Esq.
                  Epstein, Becker & Green
                  250 Park Avenue
                  New York, NY
                  Telephone No. 212-351-4928
                  Telecopy No.: 212-351-4925

         If to the Acquirors, to:

                  Nat Kannan, Chairman
                  UOL Publishing, Inc.
                  8251 Greensboro Drive
                  Suite 500
                  McLean, VA  22102
                  Telephone No.:  703-893-7800
                  Telecopy No.:   703-893-1905

         with a copy to:

                  Larry E. Robbins, Esq.
                  Wyrick Robbins Yates & Ponton LLP
                  Suite 300
                  4101 Lake Boone Trail
                  Raleigh, NC  27607
                  Telephone No.:  919-781-4000
                  Telecopy No.:   919-781-4865

Notice of any change of address shall be effective if given in the manner provided above.

         11.5 Entire Agreement. This Agreement (including the Exhibits attached hereto and the documents referred to herein, all of which are a part hereof) constitutes the entire agreement and understanding of the parties hereto with respect to the subject matter contained herein, supersedes and cancels all prior agreements, negotiations, correspondence, undertakings and communications of the parties, oral or written, respecting such subject matter (including, without limitation, the letter of intent dated October 1, 1997, which is hereby terminated). There are no restrictions, promises, representations, warranties, agreements or undertakings of any party hereto with respect to the transactions under this Agreement other than those set forth herein or made hereunder.

         11.6 Amendments. This Agreement may be amended only by a written instrument executed by the parties or their respective successors or assigns.

         11.7 Headings; References. The article, section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. All references herein to "Articles", "Sections" or "Exhibits" shall be deemed to be references to Articles or Sections hereof or Exhibits hereto unless otherwise indicated.

         11.8 Counterparts. This Agreement may be executed in one or more counterparts and each counterpart shall be deemed to be an original.

         11.9 Parties in Interest; Assignment. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors. Nothing in this Agreement, express or implied, is intended to confer upon any Person not a party to this Agreement any rights or remedies under or by reason of this Agreement. No party to this Agreement may assign or delegate all or any portion of its rights, obligations or liabilities under this Agreement without the prior written consent of the other parties to this Agreement.

         11.10 Severability; Enforcement. The invalidity of any portion hereof shall not affect the validity, force or effect of the remaining portions hereof. If it is ever held that any restriction hereunder is too broad to permit enforcement of such restriction to its fullest extent, each party agrees that a court of competent jurisdiction may enforce such restriction to the maximum extent permitted by law, and each party hereby consents and agrees that such scope may be judicially modified accordingly in any proceeding brought to enforce such restriction.

         11.11 JURISDICTION. EXCEPT AS PROVIDED IN ARTICLE 10, EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN THE CITY OF MCLEAN, VIRGINIA FOR ANY ACTIONS, SUITS, OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY, EACH PARTY HERETO AGREES NOT TO COMMENCE ANY ACTION, SUIT OR PROCEEDING RELATING THERETO EXCEPT IN SUCH COURTS, AND FURTHER AGREES THAT SERVICE OF ANY PROCESS, SUMMONS, NOTICE OR DOCUMENT BY U.S. REGISTERED MAIL TO THE RESPECTIVE PARTY'S ADDRESS SET FORTH ABOVE SHALL BE EFFECTIVE SERVICE OF PROCESS OF ANY ACTION, SUIT OR PROCEEDING BROUGHT AGAINST ANY OF ACQUIRORS IN ANY SUCH COURT. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY OBJECTION TO THE LAYING OF VENUE OF ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, IN SUCH STATE OR FEDERAL COURTS AS AFORESAID AND HEREBY FURTHER IRREVOCABLY AND UNCONDITIONALLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION, SUIT OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

         11.12 Waiver. Any of the conditions to Closing set forth in this Agreement may be waived at any time prior to or at the Closing hereunder by the party entitled to the benefit thereof. The failure of any party hereto to enforce at any time any of the provisions of this Agreement shall in no way be construed to be a waiver of any such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of such party thereafter to enforce each and every such provision. No waiver of any breach of or non-compliance with this Agreement shall be held to be a waiver of any other or subsequent breach or non-compliance.

         11.13 Incorporation of Exhibits. All of the Exhibits identified in this Agreement are incorporated by reference into this Agreement and made a part hereof.

         11.14 Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event of any ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party hereto by virtue of the authorship of any of the provisions of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement and Plan of Merger as of the date first above written.


                                            HTR, INC.


                                            By: /s/ KAMYAR KAVIANI
                                               --------------------------------

                                               Kamyar Kaviani, President



                                            UOL PUBLISHING, INC.


                                            By: /s/ NARASIMHAN P. KANNAN
                                               --------------------------------

                                               Narasimhan P. Kannan,
                                               Chief Executive Officer



                                            HTR ACQUISITION, INC.


                                            By: /s/ NARASIMHAN P. KANNAN
                                               --------------------------------

                                               Narasimhan P. Kannan,
                                               Chief Executive Officer

                                        EXCHANGING STOCKHOLDERS:


                                        /s/ KAMYAR KAVIANI            (SEAL)
                                        ------------------------------
                                        Kamyar Kaviani

                                        /s/ FARSIN ARSANJANI          (SEAL)
                                        ------------------------------
                                        Farsin Arsanjani

                                        /s/ BABAK YAZDANI             (SEAL)
                                        ------------------------------
                                        Babak Yazdani

                                        /s/ DANIEL CALLAHAN           (SEAL)
                                        ------------------------------
                                        Daniel Callahan

                                        /s/ TED BAGLIERI              (SEAL)
                                        ------------------------------
                                        Ted Baglieri

                                        /s/ VAL E. VADEN              (SEAL)
                                        ------------------------------
                                        Val E. Vaden

                                        /s/ GAYANE S. GELEMAIN        (SEAL)
                                        ------------------------------


                                        /s/ RICHARD CAMPBELL          (SEAL)
                                        ------------------------------
                                        Richard Campbell


                                        David W. Hanna Trust d/t/d 10/30/89


                                        By:   /s/ ROBERT D. KELLY
                                              ------------------------
                                              Attorney-in-Fact for
                                              David W. Hanna, Trustee


                                        Brooks Hobbs Trust


                                        By:   /s/ WOODSON M. HOBBS
                                              ------------------------
                                              Woodson M. Hobbs, Trustee

                                        Hanna Living Trust  U/A 7/7/83


                                        By:  /s/ ROBERT D. KELLY
                                             -------------------------
                                             Attorney-in-Fact for
                                             William D. Hanna, Trustee

                                        By:  /s/ ROBERT D. KELLY
                                             -------------------------
                                             Attorney-in-Fact for
                                             Violet B. Hanna,  Trustee


                                        /s/ MARTIN CULVER               (SEAL)
                                        --------------------------------
                                        Martin Culver

                                        /s/ BRAD WELLS                  (SEAL)
                                        --------------------------------
                                        Brad Wells

                                        /s/ JAMES H. CLEMENT, Jr.       (SEAL)
                                        --------------------------------
                                        James H. Clement, Jr.

                                        /s/ IDA L. CLEMENT              (SEAL)
                                        --------------------------------
                                        Ida L. Clement

                                        /s/ GEORGE BEGGS, III           (SEAL)
                                        --------------------------------
                                        George Beggs, III

                                        /s/ LUCY H. WASHBURNE           (SEAL)
                                        --------------------------------
                                        Lucy H. Washburne

                                        /s/ CLAUDIA HUNTINGTON          (SEAL)
                                        --------------------------------
                                        Claudia Huntington

                                        /s/ SCOTT DODDS                 (SEAL)
                                        --------------------------------
                                        Scott Dodds

                                        /s/ LESLIE CLEMENT              (SEAL)
                                        --------------------------------
                                        Leslie Clement

                                    /s/ MARTIN W. CLEMENT, II       (SEAL)
                                    --------------------------------
                                    Martin W. Clement, II
                                    Henrietta P. C. Hildebrand Marital Trust


                                    By: /s/ HENRIETTA P. C. HILDEBRAND  (SEAL)
                                    --------------------------------
                                    Henrietta P. C. Hildebrand, Trustee

                                    /s/ WOODSON M. HOBBS, IV        (SEAL)
                                    --------------------------------
                                    Woodson M. Hobbs, IV

                                    /s/ MOHAMMAD JAFAR KAVIANI      (SEAL)
                                    --------------------------------
                                    Mohammad Jafar Kaviani

                                    /s/ FOROUD ARSANJANI            (SEAL)
                                    --------------------------------
                                    Foroud Arsanjani

                                    /s/ RIAZ HUSSAIN RANA           (SEAL)
                                    --------------------------------
                                    Riaz Hussain Rana


                                    Robert D. Kelly Living Trust, d/t/d 12/7/89


                                    By: /s/ ROBERT D. KELLY
                                       -----------------------------
                                       Robert D. Kelly, Trustee


                                    Alexander McNeilly Trust


                                    By: /s/ WOODSON M. HOBBS
                                       -----------------------------
                                       Woodson M. Hobbs, Trustee


                                    Natasha A. Hobbs 1993 Trust


                                    By: /s/ WOODSON M. HOBBS
                                       -----------------------------
                                       Woodson M. Hobbs, Trustee

                                            Hanna Grandchildren's Trust F/B/O,
                                            John D. Hanna, d/t/d 12/31/81


                                            By:  /s/ DAVID W. HANNA
                                                 ----------------------------
                                                 David W. Hanna, Trustee



                                            Hanna Grandchildren's Trust F/B/O,
                                            Laurie J. Hanna, d/t/d 12/31/81


                                            By:  /s/ DAVID W. HANNA
                                                 ----------------------------
                                                 David W. Hanna, Trustee



                                            Hanna Grandchildren's Trust F/B/O,
                                            Molly K. Hanna, d/t/d 12/31/81


                                            By:  /s/ DAVID W. HANNA
                                                 ----------------------------
                                                 David W. Hanna, Trustee




                                            Hanna Grandchildren's Trust F/B/O,
                                            William J. Hanna, d/t/d 12/31/81


                                            By:  /s/ DAVID W. HANNA
                                                 ----------------------------
                                                 David W. Hanna, Trustee



                                            Hanna Grandchildren's Trust F/B/O,
                                            Phillip A. Williams, d/t/d 12/31/81


                                            By:  /s/ DAVID W. HANNA
                                                 ----------------------------
                                                 David W. Hanna, Trustee